UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

CrowdStrike Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

206 E. 9th Street, Suite 1400
Austin, Texas 78701
Notice of Annual Meeting of Stockholders
Time and Date:	8:15 a.m. Pacific Time Tuesday, June 18, 2024
Virtual Meeting:	www.virtualshareholdermeeting.com/CRWD2024
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of CrowdStrike Holdings, Inc., a Delaware corporation (“CrowdStrike”), which will be held on Tuesday, June 18, 2024 at 8:15 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/CRWD2024. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, allows our stockholders around the world to attend the Annual Meeting, and provides cost savings for our stockholders and CrowdStrike.
At our Annual Meeting you will be asked to:
1.	Elect nominees Roxanne S. Austin, Sameer K. Gandhi and Gerhard Watzinger to the Board of Directors to hold office until the 2027 Annual Meeting of Stockholders.
2.	Ratify the selection of PricewaterhouseCoopers LLP as CrowdStrike’s independent registered public accounting firm for its fiscal year ending January 31, 2025.
3.	Approve, on an advisory basis, the compensation of our named executive officers.
You may also be asked to transact any other business that is properly brought before the meeting. The record date for the Annual Meeting is April 22, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible to ensure your representation at the meeting. You may vote your shares by telephone or over the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided.
By Order of the Board of Directors
George Kurtz President, Chief Executive Officer and Director
May 6, 2024

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on
Tuesday, June 18, 2024 at 8:15 a.m. Pacific Time online at
www.virtualshareholdermeeting.com/CRWD2024.
The Proxy Statement and Annual Report to Stockholders
are available at www.proxyvote.com

Summary Information
We are providing you with these proxy materials because the Board of Directors of CrowdStrike Holdings, Inc. (the “Board”) is soliciting your proxy to vote at CrowdStrike’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Tuesday, June 18, 2024 at 8:15 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CRWD2024 where you will be able to listen to the meeting live, submit questions and vote online.
You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our 2024 Annual Report, are first being distributed and made available on or about May 6, 2024.
As used in this Proxy Statement, references to “we,” “us,” “our,” “CrowdStrike” and the “Company” refer to CrowdStrike Holdings, Inc. and its subsidiaries. Our fiscal year end is on January 31 and our year ended January 31, 2024 is referred to herein as “fiscal 2024” or “FY2024”. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information. The following description is only a summary.
Annual Meeting Proposals
Proposal		Board Recommendation
1.	Elect nominees Roxanne S. Austin, Sameer K. Gandhi and Gerhard Watzinger to the Board of Directors to hold office until the 2027 Annual Meeting of Stockholders.	FOR all nominees
2.	Ratify the selection of PricewaterhouseCoopers LLP as CrowdStrike’s independent registered public accounting firm for its fiscal year ending January 31, 2025.	FOR
3.	Approve, on an advisory basis, the compensation of our named executive officers.	FOR
CrowdStrike’s 2024 Fiscal Year
CrowdStrike, a global cybersecurity leader that provides cloud-delivered protection of endpoints, cloud workloads, identity and data, delivered strong fiscal 2024 results despite a persistently challenged macroeconomic environment. Business highlights include:
•
a 36% year-over-year increase in total revenue, reaching $3.06 billion;

•
a 34% year-over-year increase in ending annual recurring revenue (“ARR”),(1) reaching $3.44 billion as of January 31, 2024;

•
achieving GAAP net income profitability for all four quarters and full fiscal year;

•
generating $1.17 billion in net cash provided by operating activities or 38% of revenue, and free cash flow of $938.2 million to deliver free cash flow margin of 31%;(2)

•
maintaining a gross retention rate of 97% or higher in each quarter of the fiscal year;

•
expanding in the endpoint security market as well as success growing ARR from our cloud security, identity protection, and LogScale next-gen SIEM solutions, together surpassing $850.0 million of ending ARR; and

•
increasing customer adoption of our modules: 64% of our customer base had adopted five or more modules, 43% of our customer base had adopted six or more modules, and 27% of our customer base had adopted seven or more modules, as of January 31, 2024 (in each case, excluding customers who subscribed with the Falcon Go bundle, a package designed for organizations with 100 endpoints or less).

(1)
ARR is calculated as the annualized value of our customer subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription.

(2)
See Appendix A of this Proxy Statement for a reconciliation of free cash flow and free cash flow margin to the most directly comparable financial measure calculated in accordance with GAAP.

i

We are also proud to have received, for the third consecutive year, a perfect score on the Human Rights Campaign Corporate Equality Index, demonstrating CrowdStrike’s commitment to a supportive and inclusive culture for all employees. Furthermore, we continued to support our local communities through the CrowdStrike Foundation, corporate-directed giving, corporate-matching and other efforts, supporting more than 150 nonprofits globally during the fiscal year. Additionally, we grew the CrowdStrike NextGen scholarship program by 25% year-over-year and expanded our employee volunteer program, CrowdStrike Cares, increasing our Ambassador program to cover 14 cities where the highest concentration of CrowdStrikers live and work.
Members of the Board of Directors and Committees
Name	Age	Director Since	Current Term Expires	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Transaction Committee
Nominees for Director
Roxanne S. Austin	63	9/2018	2024	Yes
Sameer K. Gandhi	58	8/2013	2024	Yes
Gerhard Watzinger, Chairman	63	4/2012	2024	Yes
Continuing Directors
Cary J. Davis	57	7/2013	2025	Yes
George Kurtz, President and CEO	53	11/2011	2025	No
Laura J. Schumacher	60	11/2020	2025	Yes
Johanna Flower	49	1/2023	2026	No
Denis J. O’Leary	67	12/2011	2026	Yes
Godfrey R. Sullivan	70	12/2017	2026	Yes
 = Chairperson

ii

ELECTRONIC DELIVERY

We encourage CrowdStrike stockholders to voluntarily elect to receive future proxy and annual report materials electronically.
•
If you are a registered stockholder, please visit www.proxyvote.com for simple instructions.

•
Beneficial shareowners can elect to receive future proxy and annual report materials electronically as well as vote their shares online at www.proxyvote.com.

> Faster > Economical > Cleaner > Convenient
SCAN THE QR CODE
to vote using your mobile device, sign up for e-delivery or download annual meeting materials.
2024 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, June 18, 2024
8:15 a.m. Pacific Time
The 2024 Annual Meeting of Stockholders will be held via the Internet as a virtual meeting. See our Proxy Statement for additional information.
OUR ENVIRONMENT
CrowdStrike believes in working to keep our environment cleaner and healthier. Every day, CrowdStrike takes steps to preserve the natural beauty of the surroundings that we are privileged to enjoy.
CrowdStrike’s initiative in reducing its carbon footprint by promoting electronic delivery of stockholder materials has had a positive effect on the environment. CrowdStrike encourages its stockholders to reduce the environmental impact of delivering paper proxy materials by signing up to receive future proxy materials electronically.

iii

Proxy Statement for the
2024 Annual Meeting of Stockholders

Proposal 1
Election of Directors
The Board of Directors of CrowdStrike Holdings, Inc. (the “Board”) is divided into three classes, designated as Class I, Class II and Class III. Each class consists, as nearly as practicable, of one-third of the total number of directors constituting the entire Board, and each class has a three-year term. One class of directors is elected by the stockholders at each annual meeting to serve from the time of their election until the third annual meeting of stockholders following their election. Each director’s term shall continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any additional directorships resulting from an increase in the number of authorized directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The Board currently has nine members. There are three directors in Class II whose term of office expires in 2024: Roxanne S. Austin, Sameer K. Gandhi and Gerhard Watzinger. The Board has nominated Roxanne S. Austin, Sameer K. Gandhi and Gerhard Watzinger for election as Class II directors at the Annual Meeting.
Each of the three nominees is currently a director of CrowdStrike. The nominees were recommended for election by the Nominating and Corporate Governance Committee of the Board and the Board has approved such recommendation. If elected at the Annual Meeting, the nominees would serve until the 2027 annual meeting and until their respective successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present online at the meeting or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of “FOR” votes will be elected.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

| Page 5

Nominees for Director and Continuing Directors
The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of the nominees for director. In addition, following the biographies of the nominees are the biographies of Class I and Class III directors containing information regarding each director continuing to serve on the Board.
Our directors self-identify as set forth in the table below:
Board Diversity Matrix
	2024 (as of February 23, 2024)
Total Number of Directors:	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	6	-	-
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	1
Did Not Disclose Demographic Background	-
To see our Board Diversity Matrix as of February 28, 2023, please see the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2023.

Page 6 |

Class II Nominees for Election for a Three-Year Term Expiring at the 2027 Annual Meeting
Chair Audit Committee	Roxanne S. Austin

Background
Ms. Austin, 63, has served on our board of directors since September 2018.
➢
Ms. Austin has served as President of Austin Investment Advisors, a private investment and consulting firm, since January 2004. Ms. Austin also served as chair of the U.S. Mid-Market Investment Advisory Committee of EQT Partners, a private equity group, from 2017 – 2023.

➢
Ms. Austin currently serves on the boards of directors of AbbVie Inc., a biopharmaceutical company; Freshworks, Inc., a provider of modern Software-as-a-Service products; and Verizon Communications, a telecommunications company.

➢
She previously served on the board of directors of Abbott Laboratories, a provider of pharmaceuticals, medical devices and nutritional products; Teledyne Technologies Incorporated, an industrial conglomerate; LM Ericsson Telephone Company, a networking and telecommunications company; and Target Corporation, a department store retailer.

Education		Qualifications

•
Ms. Austin holds a B.B.A. in Accounting from the University of Texas at San Antonio.

•
Ms. Austin is a member of the California State Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Ms. Austin’s extensive management and operating experience with global companies in innovative industries, financial expertise including financial statements, corporate finance and accounting matters, and corporate governance experience make her instrumental to our Board and Audit Committee.
Chair Compensation Committee; Transaction Committee	Sameer K. Gandhi

Background
Mr. Gandhi, 58, has served on our board of directors since August 2013.
➢
Mr. Gandhi is currently a partner at Accel, a venture capital firm he joined in June 2008, focusing on consumer, cloud/SaaS and media companies.

➢
He is responsible for Accel’s investments in Spotify, Dropbox, Flipkart and Venmo, among others throughout his 25 years of investing.

➢
Mr. Gandhi currently serves on the board of Freshworks, Inc., a provider of modern Software-as-a-Service products, as well as on the boards of several privately held companies.

Education		Qualifications

•
Mr. Gandhi has a B.S. in Electrical Engineering and an M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology, and an MBA from the Stanford Graduate School of Business.

The Board believes Mr. Gandhi’s extensive knowledge of our company and his experience as an investor, including more than 25 years of investing experience in cybersecurity companies and other technology and media companies that have significant worldwide operations, brings specific expertise to the Board, the Compensation Committee and the Transaction Committee.

| Page 7

Audit Committee; Nominating and Corporate Governance Committee; Transaction Committee	Gerhard Watzinger

Background
Mr. Watzinger, 63, has served as Chairman of our board of directors since April 2012.
➢
From April 2013 to September 2013, he served as the Chief Executive Officer for IGATE Corporation, an IT services company.

➢
Mr. Watzinger served as the Executive Vice President for Corporate Strategy and Mergers & Acquisitions of the McAfee business unit of Intel Corporation (“Intel”) a designer and manufacturer of digital technology platforms, until his resignation in March 2012.

➢
Mr. Watzinger joined Intel in February 2011 upon Intel’s acquisition of McAfee.

➢
Mr. Watzinger joined McAfee in November 2007 upon McAfee’s acquisition of SafeBoot Corporation, a global leader in data protection software, where he served as Chief Executive Officer from February 2004 to November 2007.

➢
He currently serves on the board of directors of Mastech Digital, Inc., a digital transformation and information technology services company; Invicti Security, an application security company and NinjaOne, an IT management company.

➢
He previously served on the board of directors of KnowBe4, Inc., a security awareness technology company, and Absolute Software Corporation, a persistent software company.

Education		Qualifications
• Mr. Watzinger holds an advanced degree in Computer Science from the University of Applied Sciences in Munich.		Mr. Watzinger brings to the Board, the Audit Committee, the Nominating and Corporate Governance Committee and the Transaction Committee deep operational expertise in the cybersecurity and IT industries, including experience as a chief executive officer and board member of several information technology companies, as well as extensive perspective and operational insight as our current Chairman.
Continuing Directors
In addition to the director nominees, CrowdStrike has six other directors who will continue in office after the Annual Meeting with terms expiring in 2025 and 2026. The following includes a brief biography of each continuing director with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of our Board.
Class III Directors Continuing in Office Until the 2025 Annual Meeting
Compensation Committee	Cary J. Davis

Background
Mr. Davis, 57, has served on our board of directors since July 2013.
➢
Mr. Davis is a Managing Director at Warburg Pincus, which he joined in October 1994, where he focuses on investments in the software and financial technology sectors.

➢
Prior to joining Warburg Pincus, he was Executive Assistant to Michael Dell at Dell Inc., a multinational computer technology company, and a consultant at McKinsey & Company, a worldwide management consulting firm.

➢
Mr. Davis currently serves on the boards of directors of Clearwater Analytics Holdings, Inc., a Software-as-a-Service investment data platform company, and several privately held companies.

➢
Mr. Davis previously served on the board of directors of Cyren, a cybersecurity company.

Education		Qualifications
• Mr. Davis holds a B.A. in Economics from Yale University and an MBA from Harvard Business School.		Mr. Davis brings to the Board and the Compensation Committee extensive business and investment expertise and his knowledge of our company and our industry.

Page 8 |

Transaction Committee	George Kurtz

Background
Mr. Kurtz, 53, is one of our co-founders and has served as our Chief Executive Officer, President and a member of our board of directors since November 2011.
➢
From October 2004 to October 2011, Mr. Kurtz served in executive roles at McAfee, Inc., a security technology company, including as Executive Vice President and Worldwide Chief Technology Officer from October 2009 to October 2011.

➢
In October 1999, Mr. Kurtz founded Foundstone, Inc., a security technology company, where he served as its Chief Executive Officer until it was acquired by McAfee, Inc. in October 2004.

➢
Since November 2017, he has also served as Chairman and as a board member for the CrowdStrike Foundation, a nonprofit established to support the next generation of talent and research in cybersecurity and artificial intelligence through scholarships, grants, and other activities.

➢
He served on the board of directors of Hewlett Packard Enterprise, an enterprise information technology company from June 2019 until April 2023.

Education		Qualifications
• Mr. Kurtz holds a B.S. in Accounting from Seton Hall University. Mr. Kurtz also holds a CPA license from the State of New Jersey with an inactive status.		The Board believes Mr. Kurtz provides valuable insight to the Board and the Transaction Committee as a security industry pioneer with more than 30 years of experience in the security space, a technology business leader, and as an accomplished entrepreneur who has accumulated extensive perspective, operational insight, and expertise as our co-founder, Chief Executive Officer and President.
Nominating and Corporate Governance Committee	Laura J. Schumacher

Background
Ms. Schumacher, 60, has served on our board of directors since November 2020.
➢
From December 2018 to December 2022, Ms. Schumacher served as the Vice Chairman, External Affairs and Chief Legal Officer of AbbVie, Inc.

➢
Prior to that, Ms. Schumacher served as Executive Vice President, External Affairs, General Counsel and Corporate Secretary of AbbVie, Inc.

➢
Prior to AbbVie’s separation from Abbott Laboratories, Ms. Schumacher served in various leadership positions at Abbott, including as Executive Vice President, General Counsel from 2007 to 2012.

➢
Ms. Schumacher currently serves on the board of directors of General Dynamics Corporation, a global aerospace and defense company; the Board of Trustees for Ronald McDonald House Charities; and the Notre Dame College of Science Advisory Board.

Education		Qualifications
• Ms. Schumacher holds a B.B.A. from the University of Notre Dame and a J.D. from the University of Wisconsin at Madison.		Ms. Schumacher brings to the Board and Nominating and Corporate Governance Committee extensive experience with respect to risk management and the types of legal and regulatory risks facing public companies, as well as an important understanding of corporate governance matters and complex corporate transactions.

| Page 9

Class I Directors Continuing in Office Until the 2026 Annual Meeting
Johanna Flower

Background
Ms. Flower, 49, has served on our board of directors since January 2023.
➢
From January 2022 to November 2022, Ms. Flower served as CrowdStrike’s Chief Marketing Officer, a role she previously held from November 2014 to August 2020.

➢
From June 2000 to June 2014, Ms. Flower served in various executive roles at Websense Inc., a cybersecurity software company now known as Forcepoint, LLC, where she served most recently as Senior Vice President and Chief Marketing Officer.

➢
Ms. Flower currently serves on the board of directors of Freshworks, Inc., a provider of modern Software-as-a-Service products, and several privately held companies.

➢
Ms. Flower previously served on the board of directors of ForgeRock, Inc., a digital identity technology company.

Education	Qualifications
• Ms. Flower holds a B.A. in Business Administration from University of Brighton, United Kingdom.	Ms. Flower brings to the Board extensive cybersecurity, go-to-market and modern governance experience, and knowledge of our company.
Chair Nominating and Corporate Governance Committee	Denis J. O’Leary

Background
Mr. O’Leary, 67, has served on our board of directors since December 2011.
➢
Mr. O’Leary has been a private investor since January 2016.

➢
From September 2009 to February 2016, he served as co-managing partner of Encore Financial Partners, Inc., a company focused on the acquisition and management of banking organizations.

➢
From June 1978 to April 2003, Mr. O’Leary was with JPM Chase & Co., an investment bank and financial services company, where he served in various executive roles, including Corporate Treasurer, CIO, and Head of Retail and Small Business Banking.

➢
Mr. O’Leary previously served as a director and chairman of the board of directors of Fiserv, Inc., a public provider of financial services technology and as a member of the board of directors of Ventiv, Inc., a privately held software company.

Education		Qualifications
• Mr. O’Leary holds a B.A. in Economics from the University of Rochester and an MBA from New York University.		Mr. O’Leary brings to the Board and the Nominating and Corporate Governance Committee extensive investment and financial experience, executive experience with global businesses, and knowledge of our company.

Page 10 |

Audit Committee	Godfrey R. Sullivan

Background
Mr. Sullivan, 70, has served on our board of directors since December 2017.
➢
From September 2008 to November 2015, he served as President and Chief Executive Officer of Splunk, Inc., a provider of machine data analytics software, and served on the board of directors of Splunk, Inc. from 2011 to 2019.

➢
From 2001 to 2004 he served as President and Chief Operating Officer, and from 2004 to 2007 as President, Chief Executive Officer and a member of the board of directors of Hyperion Solutions, an enterprise financial analytics company.

➢
Mr. Sullivan currently serves on the board of directors of Marqeta, Inc., a modern card issuing company and GitLab, Inc., a DevOps software company.

➢
He previously served on the board of directors of Citrix Systems, Inc., an enterprise software company; Informatica Corporation, an enterprise data management company; People.ai, a privately held Al revenue intelligence platform company; and RingCentral, Inc., a provider of cloud-based communications and collaboration solutions.

Education		Qualifications
• Mr. Sullivan holds a B.B.A. from Baylor University.		The Board believes Mr. Sullivan’s perspective and experience as a former chief executive officer of other publicly traded companies and his experience as an executive and as a member of the board of directors of other companies in the enterprise software industry benefits the Board and the Audit Committee.

| Page 11

Information Regarding the Board of Directors and Corporate Governance
Independence of the Board of Directors
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board consults with CrowdStrike’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Under the rules of Nasdaq, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the board of directors or a committee of the board, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships and as a result of this review, our Board determined that each of Roxanne S. Austin, Cary J. Davis, Sameer K. Gandhi, Denis J. O’Leary, Laura J. Schumacher, Godfrey R. Sullivan and Gerhard Watzinger, representing seven of our nine directors, does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. Due to Johanna Flower’s previous employment with the Company, Ms. Flower is not currently independent under applicable Nasdaq listing rules. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure
Our Board has an independent Chair, Mr. Watzinger, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, as well as the authority to call special meetings of the stockholders. Accordingly, the Chair of the Board has substantial ability to shape the work of the Board. We believe that separation of the positions of the Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Chair can enhance the effectiveness of the Board as a whole. We believe that the leadership structure of our Board, including Mr. Watzinger’s role as Chair, as well as the strong independent committees of our Board, is appropriate and enhances our Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Role of the Board in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cybersecurity, legal and compliance, and reputational risks, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of strategic, operational, legal and compliance, cybersecurity, and financial risks, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework, which is designed to identify, assess, and manage risks to which our

Page 12 |

Company is exposed, as well as foster a corporate culture of integrity. Consistent with this approach, our Board regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each regular board meeting. Our Board also receives regular reports on all significant committee activities at each regular board meeting and evaluates the risks inherent in significant transactions.
In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk assessment and risk management, including the Company’s policies and practices pertaining to financial accounting, investment, tax, and cybersecurity matters, and discusses with management the Company’s major financial risk exposures. Our Compensation Committee reviews and assesses risks arising from the Company’s employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and policies. Our Transaction Committee reviews and evaluates certain risks related to potential acquisitions of businesses, entities or technologies.
Our Board believes its current leadership structure supports the risk oversight function of the Board.
Family Relationships
There are no family relationships among the directors and executive officers.
Meetings of the Board of Directors
The Board met eight times during fiscal 2024. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the portion of the last fiscal year for which he or she was a director or committee member. We do not currently have a policy relating to director attendance, but the Company’s directors are encouraged to attend our annual meetings of stockholders. All of our then-directors attended our 2023 Annual Meeting of Stockholders.
Information Regarding Committees of the Board of Directors
The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Transaction Committee.
Each committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair that member’s individual exercise of independent judgment with regard to the Company. The Board has also determined that each Audit Committee member meets the applicable rules for financial literacy under the rules and regulations of Nasdaq and the SEC and that Roxanne S. Austin qualifies as an “Audit Committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of Nasdaq.

| Page 13

Audit Committee	Meetings in FY2024: 8
Members
➢ Roxanne S. Austin, Chair ➢ ➢ Godfrey R. Sullivan ➢ Gerhard Watzinger
Our Audit Committee is comprised of Roxanne S. Austin, Godfrey R. Sullivan, and Gerhard Watzinger, each of whom meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations.

Principal Responsibilities
The Audit Committee is responsible for, among other things:

•
selecting and hiring our independent registered public accounting firm;

•
evaluating the performance and independence of our registered public accounting firm;

•
approving the audit and pre-approving any non-audit services to be performed by our registered public accounting firm;

•
reviewing the integrity of our financial statements and related disclosures and reviewing our critical accounting policies and practices;

•
reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

•
evaluating the performance of our internal audit function;

•
overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;

•
reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;

•
establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•
assessing and managing risks, including with respect to financial accounting, investment, tax, and cybersecurity matters;

•
reviewing and approving in advance any proposed related-person transactions; and

•
preparing the Audit Committee report that the SEC requires in our annual proxy statement.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our Audit Committee is available on our website at ir.crowdstrike.com.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2024 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence.
Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024.
Respectfully submitted by the members of the Audit Committee of the Board.
Roxanne S. Austin
Godfrey R. Sullivan
Gerhard Watzinger
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Page 14 |

Compensation Committee	Meetings in FY2024: 8
Members
➢ Sameer K. Gandhi, Chair ➢ Cary J. Davis	Our Compensation Committee is comprised of Sameer K. Gandhi and Cary J. Davis, each of whom meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations.
Principal Responsibilities

The Compensation Committee is responsible for, among other things:
•
determining, or recommending to the board for determination, the compensation of our executive officers, including our Chief Executive Officer;

•
overseeing and setting compensation for the members of our Board;

•
administering our equity compensation plans;

•
reviewing matters related to human capital resources, including employee development, engagement and wellbeing;

•
overseeing our overall compensation policies and practices, compensation plans, and benefits programs; and

•
reviewing management succession planning.

In addition, the Compensation Committee reviews with management the Company’s Executive Compensation Discussion and Analysis.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our Compensation Committee is available on our website at ir.crowdstrike.com.

The Compensation Committee has also delegated authority to our Chief Executive Officer and Chief Financial Officer to grant equity awards to employees subject to certain limitations established from time to time by the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves or served during fiscal 2024 as a director or member of the compensation committee (or other board committee performing equivalent functions) of any entity that has or had, at the relevant time, one or more executive officers serving on our Compensation Committee or our Board.
Nominating and Corporate Governance Committee	Meetings in FY2024: 4
Members
➢ Denis J. O’Leary, Chair ➢ Laura J. Schumacher ➢ Gerhard Watzinger	Our Nominating and Corporate Governance Committee is comprised of Denis J. O’Leary, Laura J. Schumacher, and Gerhard Watzinger, each of whom meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations.
Principal Responsibilities

The Nominating and Corporate Governance Committee is responsible for, among other things:
•
evaluating and making recommendations regarding the composition, organization and governance of our Board and its committees;

•
reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations;

•
reviewing conflicts of interest of our directors and corporate officers and proposed waivers of our corporate governance guidelines and our code of business conducts and ethics;

•
reviewing our environmental, social and governance policies, programs and progress to support the sustainable growth of our business; and

•
evaluating the performance of our Board and of our committees.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq listing standards. A copy of the charter for our Nominating and Corporate Governance Committee is available on our website at ir.crowdstrike.com.

| Page 15

Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee considers the current size and composition, organization, and governance of our Board and the needs of our Board and the respective committees of our Board. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, business experience, and diversity, and with respect to diversity, such factors as gender, race, ethnicity, differences in professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board, potential conflicts of interest and other commitments. Nominees must also have the highest personal and professional ethics and the ability to offer advice and guidance to our Chief Executive Officer and other members of management based on proven achievement and leadership in the companies or institutions with which they are affiliated. Director candidates must understand the fiduciary responsibilities that are required of a member of our Board and have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings. Our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Our Board conducts an annual evaluation of the performance of individual directors, the Board as a whole, and each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, including an evaluation of the qualifications of individual members of the Board and such committees. The evaluation is conducted via a list of questions that are provided to each director. The results of the evaluation and any recommendations for improvement are provided orally to our Board and such committees of the Board either by the Chair of the Board or our outside counsel.
The Nominating and Corporate Governance Committee considers the suitability of each director candidate, including current directors, in light of the current size and composition of our Board. Although we do not maintain a specific policy with respect to board diversity, our Board believes that our Board should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual director and committee evaluations. Our Nominating and Corporate Governance Committee also considers applicable laws and regulations, including those relating to gender diversity and representation from underrepresented communities. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board the director nominees for election.
Stockholder Nominations to the Board of Directors
The Nominating and Corporate Governance Committee will consider director candidates nominated by stockholders so long as such nominations comply with our amended and restated certificate of incorporation, amended and restated bylaws, and applicable laws, rules and regulations that govern stockholders making nominations. Our Nominating and Corporate Governance Committee will evaluate such candidates in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. This process is designed to ensure that our Board includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to nominate a candidate to our Board should contact the Chief Legal Officer — Proxy at CrowdStrike Holdings, Inc., 206 E. 9th Street, Suite 1400, Austin, Texas 78701. To be timely for the 2025 Annual Meeting of Stockholders, nominations must be received by our Chief Legal Officer observing the same deadlines for stockholder proposals discussed below under “Questions and Answers about these Proxy Materials and Voting — When are stockholder proposals and director nominations due for next year’s annual meeting?”
Transaction Committee
In October 2023, our Board established the Transaction Committee to review, evaluate, and approve certain potential acquisitions by the Company of businesses, entities or technologies. The Transaction Committee did not hold any meetings during fiscal 2024. Members of the Transaction Committee are not separately compensated for their service on the Transaction Committee.
Members
➢ Sameer K. Gandhi ➢ George Kurtz ➢ Gerhard Watzinger	Our Transaction Committee is comprised of Sameer K. Gandhi, George Kurtz and Gerhard Watzinger.

Page 16 |

Stockholder Communications with the Board of Directors
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.
Interested parties wishing to communicate with non-management members of our Board may do so by writing and mailing the correspondence to Chief Legal Officer — Proxy at CrowdStrike Holdings, Inc., 206 E. 9th Street, Suite 1400, Austin, Texas 78701. Each communication should set forth, as relevant (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner. Our legal department, in consultation with appropriate members of our Board as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board, or if none are specified, to the Chair of our Board. Communications are distributed to the Board, or to any individual director as appropriate depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.
Stockholder Engagement
We value the views of our stockholders. We believe stockholder engagement helps us understand stockholder perspectives and priorities and gives us an opportunity to take stockholder viewpoints into account as we review and evolve our practices and disclosures.
We initiated our stockholder engagement program in 2021. Since our 2023 annual meeting of stockholders, as part of this process, we sought meetings with or met with 95% of our top 20 investors, excluding our affiliates. Through this program, our team met with governance professionals from active and passive funds as well as portfolio managers from active funds. Topics discussed included, but were not limited to:
•
Environmental disclosures;

•
Executive compensation;

•
Human capital matters, including diversity, equity and inclusion; and

•
Corporate governance.

Senior representatives from CrowdStrike’s human resources, investor relations and legal teams attended these meetings and communicated stockholder feedback to our Board members for them to take into account as appropriate. We expect to continue our engagement program to maintain an open dialogue and ensure that we have an understanding of our stockholders’ perspectives. Aside from our stockholder engagement program, we also engage with stockholders via quarterly earnings calls, analyst meetings, investor road shows, industry conferences and company-hosted events.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards, and corporate governance policies and standards applicable to us in general. In

| Page 17

addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on our website at ir.crowdstrike.com. We will post amendments to our Code of Business Conduct and Ethics or any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.
Environmental, Social and Governance
CrowdStrike believes creating positive, global impact begins with us and that starts with our responsibility to our customers because protecting our customers means protecting the integrity and securing the infrastructure of businesses across the globe. It not only requires strengthening our commitment to fighting adversaries every single day but the courage to hold ourselves accountable to being the change we want to see in the world.
Our social impact efforts are led by our executive leadership team and are reviewed by the Nominating and Corporate Governance Committee of our Board of Directors. We are proud to earn recognition for our efforts through accolades such as being named to the 2024 Fortune 100 Best Companies to Work For®, 2023 Fortune Best Workplaces in Technology™, 2023 Great Place to Work’s Best Workplaces for Parents™ lists, and receiving a perfect score on the Human Rights Campaign Foundation’s Corporate Equality Index for three consecutive years.
Sustainability
As an organization that allows for both remote and hybrid working arrangements, we can hire the best and the brightest wherever they are. This helps reduce our environmental footprint by decreasing long commutes and the impact that comes with operating a large number of physical offices. Furthermore, a majority of our leased offices larger than 2,000 square feet are located in buildings that have received environmental certifications, including Leadership in Energy and Environmental Design (LEED), Building Research Establishment Environmental Assessment Method (BREEAM) and Energy Star certifications. We have focused our efforts for CrowdStrike data centers with environmental considerations in mind. We have chosen locations with more sustainable power with a lower carbon footprint and have provided funds to partially offset our data center emissions. When feasible, we have chosen servers with lower power demands and we adjust power to our servers based on demand to minimize energy utilized. We are working to systematize our metrics and reporting to ensure we are following best practices and so we can measure our impact over time. We are also developing additional plans to optimize our carbon footprint and worked with ClimeCo in fiscal 2024 to reduce our GHG emissions by purchasing and retiring high-quality, certified carbon offsets for the fourth consecutive year. Furthermore, in January 2024, we submitted our commitment letter to the Science Based Targets initiative (SBTi) committing to set near- and long-term company-wide GHG emission reductions in line with science-based net-zero targets within 24 months of submission. In addition, in connection with Earth Day 2023, we hosted various employee volunteer events to support environmental efforts in our local communities.
Diversity, Equity and Inclusion
We are committed to fostering a work environment and culture where employees are able to be their best selves, be productive and be empowered to succeed. We believe a diverse, equitable, and inclusive culture fuels creativity and innovation and promotes an environment where people can do their best work. Over the past few years, we have implemented and built upon a number of initiatives to celebrate differences and to foster inclusivity, including supporting nine employee resource groups and affiliate groups, providing resources and championing training on inclusion, understanding bias, and increased cultural competence while creating networking opportunities for all to come together to collaborate, build community and create opportunities for development.
By prioritizing diversity, equity and inclusion within our mission and core values, we strive to improve the way we operate as a global company, not only as an employer but also among our suppliers and community. CrowdStrike is proud to partner with small businesses including companies owned by LGBT*, veterans and women.
Accessibility
CrowdStrike takes the accessibility of its products seriously, and we review our products for compliance on a recurring basis. In particular, we focus on screen reader compatibility for visually impaired users and color/contrast configurability to optimize our experience for various classes of color-blindness. Our quality assurance team is also trained and equipped to assist with testing for accessibility, and we work with external auditors to help identify any deficiencies.
CrowdStrike is committed to expanding our compliance with Web Content Accessibility Guidelines 2.1-AA, Section 508, and EN 301 549. We have invested, and intend to continue to invest in, the ongoing improvement of the accessibility of our products for differently abled users.

Page 18 |

Governance
We strive to maintain high governance standards. Our commitment to effective corporate governance is illustrated by the following practices:
•
Seven out of nine of our directors are independent.

•
The Chairperson of our Board is independent.

•
Our Audit, Compensation and Nominating and Corporate Governance committees are comprised of independent directors.

•
Our Board and Audit, Compensation and Nominating and Corporate Governance committees perform annual self-assessments.

•
The leadership structure of our Board is reviewed annually.

•
Our independent directors regularly meet in executive session.

•
Our Board and Board committees may hire outside advisors independently of management.

•
Our insider trading policy contains anti-hedging and anti-pledging provisions.

•
We have not adopted a “poison pill” stockholder rights plan.

Data Privacy and Protection
At CrowdStrike, we are in the business of data protection. We have a dedicated privacy team that partners with our security and legal teams to maintain a comprehensive program. We believe that cybersecurity is fundamental to data protection, and proper data protection is critical for all. We understand profoundly how critical cybersecurity is, not only to compliance but to protecting privacy.
This is why we:
•
Develop innovative technologies designed to stop breaches and protect our customers.

•
Uphold the privacy principles of lawfulness, fairness and transparency, purpose limitation, data minimization, accuracy, and accountability.

•
Incorporate Privacy-by-Design into the development of our offerings.

•
Provide strong data protection commitments to our customers in our Global Data Protection Agreement.

•
Require annual privacy training for all of our employees who handle personal data.

•
Provide data processing transparency through our offerings and customer documentation.

•
Mandate strict privacy commitments from our vendors and suppliers.

•
Incorporate privacy considerations into our technology strategy and business decisions.

•
Maintain global privacy notices designed to inform our employees and our customers of our commitments.

Information Security
CrowdStrike maintains an information security program, which is supervised by the Chief Information Security Officer whose team is responsible for managing enterprise-wide cybersecurity strategy, policy, standards, and architecture. The information security team is made up of industry experts from varied technology specialties and located throughout the world. This multidisciplinary team is organized into multiple sub-teams focused on implementing defensive measures, validating security controls, and simulating attacks to test defenses, and is engaged in a continuous communication feedback loop, designed with the same guiding security principles and industry-leading tooling that we bring to all of our customers.
Some information security program highlights include:
•
We maintain a 24x7x365 staffing program, resulting in rapid security incident response times and resolution.

•
Through the utilization of automation, our security teams are able to effectively scale security operational presence across the organization, reducing human error and freeing up staff to focus on higher value, higher-priority work.

•
Zero Trust security framework principles are utilized to minimize the risk of unauthorized access to sensitive data and applications by implementing strict access controls and authentication mechanisms.

•
Our teams engage in cross-organization exercises to ensure response plans are clearly established.

| Page 19

•
CrowdStrike personnel, including certain contractors, undergo background checks where permitted by law.

•
Our programs and systems undergo rigorous audits (including SOC II and FedRAMP) by independent organizations which help validate the security posture.

•
The Security Architecture team is engaged to ensure that security considerations are systematically incorporated into operations to promote secure business growth.

•
Our internal security testing team engages with external parties to validate our external and internal security posture through bi-annual penetration testing led by top-tier security firms as well as actively engaging with the researcher community via the CrowdStrike Bug Bounty program.

•
All CrowdStrike employees are required to take annual information security and compliance training.

Securing our Future
We are committed to protecting local and global communities by investing in programs that keep our industry secure, help advance important causes and that nurture the next generation of talent. CrowdStrike funds a variety of scholarships and grants to help develop the next generation of talent and resources in cybersecurity and artificial intelligence (“AI”) across the globe through the CrowdStrike Foundation, corporate-directed giving and corporate-matching. Major programs include:
•
NextGen Scholarship Program for undergraduate and graduate students studying cybersecurity and/or AI.

•
Philanthropic investments in our communities through our support of more than 150 nonprofits globally, including: Operation Motorsport Foundation, India STEM Foundation, SATRO, Raise Mentorship, Cyber Texas, Calculated Genius, and more.

•
Paid time off through our CrowdStrike Cares program to support local communities through philanthropy, volunteering, and other activities.

During fiscal 2024, CrowdStrike donated to support the advancement of women and underrepresented groups, including donations to the Women in STEM, HITEC Foundation, Generation Success, and more. CrowdStrike also provided select nonprofit organizations with access to its Falcon platform pro bono.

Page 20 |

Director Compensation
The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors and recommends compensation changes to the Board when appropriate. Under our Outside Director Compensation Policy (as amended, the “Policy”), our non-employee directors receive equity awards and cash retainers as compensation for service on our Board and certain of its committees. This Policy is intended to enable us to attract qualified directors, provide them with compensation at a level that is consistent with our compensation objectives and, in the case of equity-based compensation, align their interests with those of our stockholders. The Policy was updated in fiscal 2024.
Under this Policy, non-employee directors receive the following annual cash retainers, payable in quarterly installments:
•
Non-executive Board chair: $50,000

•
Board member: $40,000

•
Audit Committee chair: $25,000

•
Audit Committee member: $10,000

•
Compensation Committee chair: $20,000

•
Compensation Committee member: $9,500

•
Nominating and Corporate Governance Committee chair: $10,000

•
Nominating and Corporate Governance Committee member: $5,000

Non-employee directors may elect to receive such annual cash retainers in the form of shares of Class A common stock.
Non-employee directors also receive equity-based compensation in the form of restricted stock units (“RSUs”) with respect to shares of Class A common stock granted pursuant to our Amended and Restated 2011 Equity Incentive Plan (“2011 Plan”) and our 2019 Equity Incentive Plan (“2019 Plan”).
Each non-employee director will be automatically granted the following awards upon first joining our Board:
•
an initial RSU award with a grant date fair value of $375,000, vesting annually over three years, subject to continued service on the Board; plus

•
an annual RSU award with a grant date fair value of $250,000, pro-rated based on the director’s length of service prior to the next annual meeting of stockholders. This award will vest on the earlier of (i) the date of the next annual meeting of stockholders held after the director first joins the Board or (ii) the date on which the other directors’ annual awards described below for such year vest, subject to continued service on the Board.

On the day of the Annual Meeting, each continuing non-employee director will be granted:
•
an annual RSU award with a grant date fair value of $250,000, vesting in full on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of the next annual meeting of stockholders held after the date of grant, in each case, subject to continued service on the Board.

In the event of a change in control (as defined under the 2019 Plan), all of our non-employee directors’ equity awards will become fully vested, subject to such non-employee director’s continuous service through the date of such change in control.
In addition, we reimburse all our directors for their reasonable travel expenses incurred in attending meetings of our Board or committees as well as pre-approved out of pocket expenses to attend director continuing education events. Our non-employee directors may also be eligible to receive other compensation and benefits, including reasonable personal benefits and perquisites such as health insurance coverage, as determined by us from time to time.
Our 2019 Plan contains maximum limits, which were approved by our stockholders prior to our 2019 Plan becoming effective, on the aggregate amount of cash compensation and equity awards that can be paid, issued or granted to each of our non-employee directors in any fiscal year, but those maximum limits do not reflect the intended size of any potential payments or grants or a commitment to make any payments or equity award grants to our non-employee directors in the future, other than as set forth in the Policy.

| Page 21

The following table reflects information regarding the compensation of our non-employee directors for fiscal 2024.
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	All Other Compensation ($) (3)	Total Compensation ($)
Roxanne S. Austin	$65,000	$249,867	-	$19,801	$334,668
Cary J. Davis	$49,500	$249,867	-	-	$299,367
Johanna Flower	$40,000	$249,867	-	$26,060	$315,927
Sameer K. Gandhi	$59,583	$249,867	-	-	$309,450
Denis J. O’Leary	$50,000	$249,867	-	-	$299,867
Laura J. Schumacher	$45,000	$249,867	-	-	$294,867
Godfrey R. Sullivan	$50,000	$249,867	-	-	$299,867
Gerhard Watzinger	$105,000	$249,867	-	$19,801	$374,668

(1)
Non-employee directors may elect to receive their annual cash retainer in the form of shares of Class A common stock. The following table provides the number of shares of Class A common stock received in lieu of cash by each non-employee director for fiscal 2024:

Name	Shares of Class A Common Stock Received
Johanna Flower	190
Cary J. Davis	297
Denis J. O’Leary	301
Sameer K. Gandhi	356
Gerhard Watzinger	632
Laura J. Schumacher	269

(2)
The amounts in this column reflect the grant date fair values of the restricted stock units granted to our non-employee directors during fiscal 2024, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures and the value of restricted stock units granted in lieu of the director’s annual cash retainer as described in footnote 1 above. The actual value, if any, realized by our non-employee directors for these awards is a function of the value of the shares underlying these awards if and when they vest. For additional information on how we account for equity-based compensation, see Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2024, which was filed with the SEC on March 7, 2024.

(3)
Each entry represents the value of health insurance benefits provided to the respective director during the fiscal year.

As of January 31, 2024, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:
Name	Shares Underlying Stock Awards (1)	Shares Underlying Options (2)
Roxanne S. Austin	1,737	127,188
Cary J. Davis	1,737	-
Johanna Flower	4,212	-
Sameer K. Gandhi	1,737	-
Denis J. O’Leary	1,737	-
Laura J. Schumacher	1,737	-
Godfrey R. Sullivan	1,737	-
Gerhard Watzinger	1,737	-

(1)
Each entry represents the number of shares underlying any outstanding unvested restricted stock unit award.

(2)
Each entry represents the aggregate number of any shares underlying unexercised options and any unvested shares acquired upon early exercise of options.

Page 22 |

Proposal 2
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as CrowdStrike’s independent registered public accounting firm for the fiscal year ending January 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2016. Representatives of PricewaterhouseCoopers LLP are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of CrowdStrike and its stockholders.
The affirmative “FOR” vote of a majority of the votes cast on the matter is required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will not be counted as votes cast.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to CrowdStrike for the fiscal years ended January 31, 2024 and January 31, 2023, by PricewaterhouseCoopers LLP, CrowdStrike’s principal accountant.
	Fiscal Year (in thousands)
	2024	2023
Audit Fees (1)	$3,854	$3,055
Audit-related Fees (2)	-	-
Tax Fees (3)	593	1,243
All Other Fees (4)	7	5
Total Fees	$4,454	$4,303

(1)
“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
”Audit-related Fees” consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.” This category includes fees related to the performance of audits and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, and investments, and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

(3)
“Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning.

(4)
“All Other Fees” consist of the cost of a subscription to an accounting research tool.

All fees described above were pre-approved by the Audit Committee.

| Page 23

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS CROWDSTRIKE’S
INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JANUARY 31, 2025.

Page 24 |

Proposal 3
Advisory Vote on the Compensation of
Named Executive Officers
We are required by Section 14A of the Exchange Act to offer our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (commonly referred to as a “say-on-pay” vote). Although the vote is nonbinding, we value continuing and constructive feedback from our stockholders on executive compensation and other important matters. The Board and the Compensation Committee will consider the voting results when making future compensation decisions. In a decision that factored in the non-binding advisory vote of our stockholders held at our 2021 annual meeting of stockholders on the frequency of stockholder advisory votes on executive compensation, we determined to hold a non-binding, advisory vote on executive compensation every three years. We expect to hold our next non-binding, advisory vote on the frequency of say-on-pay votes at our annual meeting in 2027.
As described under the heading “Executive Compensation Discussion and Analysis” in this proxy statement, the primary objective of our executive compensation program is to retain and motivate our core team of highly qualified executives, including our named executive officers, and align their compensation with our business objectives and with the interests of our stockholders.
The Board encourages our stockholders to read the disclosures set forth in the “Executive Compensation Discussion and Analysis” section of this proxy statement to review the correlation between compensation and performance, as well as compensation actions taken in fiscal 2024. The Board believes that our executive compensation program effectively aligns executive pay with our performance and results in the attraction and retention of talented executives who are critical to our success.
We are asking for stockholder approval, in the form of an advisory resolution, of the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosure under “Executive Compensation Discussion and Analysis” below, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation policies and practices described in this Proxy Statement.
The Board recommends that our stockholders vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED on an advisory basis.”
The compensation of our named executive officers, to be approved on an advisory, non-binding basis, requires the affirmative “FOR” vote of a majority of the votes cast to be approved. Abstentions will not be counted as votes cast. Because the vote is advisory, it is not binding on management or the Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Compensation Committee and the Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to improve the alignment of our executive compensation programs with business objectives and performance and with the interests of our stockholders.
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION.

| Page 25

Executive Compensation Discussion and Analysis

Our Fiscal 2024
Named Executive Officers
George Kurtz
President, Chief Executive Officer & Co-Founder
Michael Sentonas
President
Burt Podbere
Chief Financial Officer
Shawn Henry
Chief Security Officer
1 — Business Performance Highlights
CrowdStrike continued to deliver strong financial and operational performance in fiscal 2024. Highlights include:
•
Annual Recurring Revenue.(3) ARR increased 34% as compared to our fiscal year ended January 31, 2023 (“fiscal 2023”) to reach $3.44 billion as of January 31, 2024.
•
Revenue. Fiscal 2024 revenue grew 36% to reach $3.06 billion.
•
Cash Flow. Fiscal 2024 cash flow from operations increased 24% to reach a new record of $1.17 billion. Free cash flow increased 39%, growing to $938.2 million.(4)
•
Net Income. Fiscal 2024 GAAP net income attributable to CrowdStrike of $89.3 million and non-GAAP net income attributable to CrowdStrike of $751.8 million.(5)
CrowdStrike’s performance was achieved through continued execution on multiple fronts in fiscal 2024. Innovation and business milestones from the year include:
•
Acquiring Bionic, the pioneer of Application Security Posture Management (“ASPM”), extending CrowdStrike’s leading Cloud Native Application Protection Platform with ASPM to deliver comprehensive risk visibility and protection across the entire cloud estate.
•
Announcing the general availability of Falcon Exposure Management and Falcon Data Protection.

•
Launching Falcon Foundry, the cybersecurity industry’s first no-code application development platform.

•
Introducing the next generation of the CrowdStrike Falcon Platform, the ‘Raptor’ release.

(3)
ARR is calculated as the annualized value of our customer subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription.

(4)
See Appendix A of this Proxy Statement for a reconciliation of free cash flow to the most directly comparable financial measure calculated in accordance with GAAP.

(5)
See Appendix A of this Proxy Statement for a reconciliation of non-GAAP net income attributable to CrowdStrike to GAAP net income (loss) attributable to CrowdStrike.

Page 26 |

•
Achieving Impact Level 5 Provisional Authorization from the United States Department of Defense.

•
Being named a Leader in The Forrester Wave™: Cloud Workload Security, Q1 2024. Of the 13 vendors evaluated based on cloud workload security capabilities, CrowdStrike ranked the highest in the Strategy category and received the highest scores possible in the Vision and Innovation criteria.

•
Achieving 100% coverage scores across protection, visibility, and analytic detections, an industry-first, in Round 5 of the MITRE Engenuity ATT&CK® Evaluations: Enterprise.

•
Expanding CrowdStrike’s module adoption rates, which were 64%, 43% and 27% for five or more, six or more and seven or more modules, respectively, as of January 31, 2024.(6)

Our business performance has resulted in a stock price that has appreciated considerably since we became publicly listed in June 2019. Despite a challenging macro environment during fiscal 2024, we have continued to deliver meaningful long-term total shareholder return (“TSR”) since our initial public offering and trend above the aggregate TSR performance of key indices such as the S&P 500 Index and the Nasdaq 100. The chart below shows how a $100 investment in CrowdStrike’s common stock on June 12, 2019 would have grown to $504.31 on January 31, 2024.

COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*

Among CrowdStrike Holdings Inc., the S&P 500 Index,
the S&P 500 Information Technology Index and the NASDAQ 100 Index

$600
$500
$400
$300
$200
$100
$0
6/12/19
1/21
1/22
1/23
1/24
CrowdStrike Holdings Inc.
S&P 500
S&P 500 Information Technology
NASDAQ 100

*$100 invested on 6/12/19 in stock or 5/31/19 in index, including reinvestment of dividends.
Fiscal year ending January 31.

Copyright© 2024 Standard & Poor's, a division of S&P Global. All rights

(6)
Beginning in the fourth quarter of fiscal 2023, module adoption rates are calculated by taking the total number of customers with five or more, six or more, and seven or more modules, respectively, divided by the total number of subscription customers (excluding Falcon Go customers). Falcon Go customers are defined as customers who have subscribed with the Falcon Go bundle, a package designed for organizations with 100 endpoints or less.

| Page 27

The supplemental disclosure chart below shows CrowdStrike’s aggregate TSR performance against the Global X Cybersecurity ETF (BUG) and the Bessemer Venture Partners Nasdaq Emerging Cloud Index (EMCLOUD). The time period measured extends from November 1, 2019 to January 31, 2024, because November 1, 2019 is the first date that information is available for the Global X Cybersecurity ETF (BUG). We believe these additional indices provide a helpful comparison of our performance against a basket of other cybersecurity stocks and emerging cloud stocks.

COMPARISON OF CUMULATIVE TOTAL RETURN*

Among CrowdStrike Holdings Inc., Global X Cybersecurity ETF
and Bessemer Venture Partners Nasdaq Cloud Index

$700
$600
$500
$400
$300
$200
$100
$0
11/1/19
1/20
1/21
1/22
1/23
1/24
CrowdStrike Holdings Inc.
Global X Cybersecurity ETF (BUG)
Bessemer Venture Partners Nasdaq Emerging Cloud Index (EMCLOUD)

*$100 invested on 11/1/19 in stock, including reinvestment of dividends. Fiscal year ending January 31.

The Compensation Committee believes that the fiscal 2024 compensation for our NEOs is commensurate with CrowdStrike’s growth, performance and the significance of the roles each NEO plays in continuing to scale the business to that of a more mature public company that has goals and impact priorities designed to be realized over the next several years. The Compensation Committee also took into consideration the talent environment in which we operate to ensure that our compensation programs are designed to strengthen our ability to continue to attract and retain the caliber of executives needed to sustain our success.
This Executive Compensation Discussion and Analysis section describes our executive compensation philosophy, policies and practices upon which our executive compensation program is based, including the compensation paid to our named executive officers for fiscal 2024.
2 — Our Approach to Executive Compensation
Role of Stockholders
We value our stockholders’ opinions and feedback and are committed to maintaining an active dialogue to understand their priorities and concerns. Since our 2023 annual meeting of stockholders, we have continued our stockholder engagement program, seeking meetings with or meeting with 95% of our top 20 investors, excluding affiliates. Through this program, we engaged with our stockholders to, among other things, discuss our executive compensation practices and solicit feedback to inform our Compensation Committee’s deliberations as it considers how to incentivize performance and set appropriate goals as our company continues to mature. Influenced in part by our conversations with our stockholders, in March 2024, we adopted stock ownership guidelines for our independent directors and executive officers, including our Chief Executive Officer. We believe that ongoing engagement builds mutual trust and alignment with our stockholders and is essential to our long-term success.

Page 28 |

Compensation Philosophy
At the core of our compensation philosophy, we aim to design our executive compensation programs to attract, motivate and retain the key executives who drive our success while also aligning with company performance and the long-term interests of our stockholders. We believe that a performance-based culture is crucial to our continued growth and success, and we achieve our objectives through an executive compensation program that:
•
Provides a competitive total pay opportunity for top talent who possess the skills, experience and leadership required to drive and grow our business in a dynamic, innovative and extremely competitive environment;

•
Delivers a significant portion of our executive’s pay through performance-based incentives that are based on the achievement of rigorous financial and operating goals and the performance of our stock price; and

•
Emphasizes long-term performance, retention and stockholder alignment by significantly weighting our executives’ compensation towards long-term equity incentives, multi-year vesting and challenging performance requirements.

In fiscal 2024, we continued to enhance the alignment of our executive compensation programs with our compensation philosophy by delivering a significant portion of our NEOs’ annual compensation through performance-based and long-term incentives. On average, 92.7% of our NEOs’ annual compensation was tied to long-term incentives. 46.3% of our NEOs’ annual long-term incentive equity awards consisted of performance-based stock units (“PSUs”) and vesting of these PSUs requires the achievement of rigorous financial targets. In addition, 49.7% of our NEOs’ total compensation is performance-based, with payout or vesting based on the achievement of financial or operational goals. These metrics exclude the one-time promotion grant of time-vesting RSUs awarded to Mr. Sentonas in fiscal 2024 in connection with his promotion to President, as discussed under “Fiscal 2024 Promotion Grants” below. The payout of both annual cash and long-term equity incentive awards are based on achievement of pre-established financial performance goals that emphasize responsible growth through the inclusion of both top and bottom-line metrics.

Average NEOs Pay Mix(1)
Annual Cash Incentive
3.4%
Base Salary
3.9%
Service-based
Equity
46.3%
49.7% Performance Based
Performance-based Equity
46.3%
92.7% Long-Term

(1)
Excludes the one-time promotion grant of time-vesting RSUs awarded to Mr. Sentonas in fiscal 2024 in connection with his promotion to President, as discussed under “Fiscal 2024 Promotion Grants” below.

| Page 29

Executive Compensation Practices & Policies
Our executive compensation program incorporates the following corporate governance best practices designed to protect the interests of our stockholders and are consistent with high standards of risk management. We are committed to sound executive compensation policies and practices, as highlighted in the following table:
Summary of Key Compensation Practices
What We Do
Pay-for-Performance Philosophy. We align pay and performance by awarding a substantial portion of the compensation paid to our executives in the form of  “at-risk” performance-based compensation linked to achievement of rigorous performance goals.

Balanced Short-Term and Long-Term Compensation. We grant compensation that discourages short-term risk taking at the expense of long-term results.
Maintain an Independent Compensation Committee. Our Compensation Committee is comprised solely of independent directors with extensive industry experience.
Maintain an Independent Compensation Committee Advisor. The Compensation Committee engages its own independent compensation consultant.

Conduct Annual Compensation Review. The Compensation Committee conducts a review at least annually of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.

Perform Annual Compensation-Related Risk Assessment. We have strong risk and control policies, we take risk management into account in making executive compensation decisions, and we conduct an annual risk assessment of our executive and broad-based compensation programs to promote prudent risk management.

Maintain Stock Ownership Guidelines. We have robust stock ownership guidelines and holding requirements for our executive officers.
Maintain a Clawback Policy. We maintain a clawback policy that provides for the recoupment of incentive compensation in compliance with applicable law.
What We Don’t Do

No Special Executive Retirement Plans. We do not offer pension arrangements or retirement plans or similar arrangements with our NEOs that are different from or in addition to those offered to our other employees.

No Excise Tax “Gross-Ups”. We do not provide any “gross-ups” for excise taxes that our employees might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code of 1986, as amended (the “IRC”).

No “Single-Trigger” Change in Control Arrangements. Since the time of our IPO, we have not provided for “single-trigger” acceleration of compensation or benefits solely upon a change in control.
No Excessive Perks. We generally do not provide any excessive perquisites to our NEOs.
Do Not Permit Hedging. We prohibit directors and employees, including our NEOs, from hedging CrowdStrike securities.
Do Not Permit Pledging. We prohibit employees, including NEOs, from pledging CrowdStrike securities without the consent of our Legal Department.
Peer Group Used for Fiscal 2024 Executive Compensation Analysis
On an annual basis, the Compensation Committee reviews and approves the composition of the peer group used for compensation comparison purposes. In determining if any changes were necessary for fiscal 2024, the Compensation Committee, with the assistance of its independent compensation consultant, Compensia Inc. (“Compensia”), considered the following peer group selection criteria:
•
Companies in the technology industry, with a preference for “software-as-a-service” (SaaS) and Internet/network security software companies to reflect CrowdStrike’s competition for executive talent;

•
Annual revenue of between approximately 0.5x – 2x of CrowdStrike’s projected fiscal 2024 revenue;

•
Market capitalization between approximately 0.25x – 4x of CrowdStrike’s market capitalization; and

Page 30 |

•
High-growth companies with strong revenue growth and market capitalization as a multiple of revenue.

Based on the selection criteria and the Compensation Committee’s assessment:
•
Bill.com Holdings, Block, Enphase Energy, MongoDB, Pinterest, Shopify, Snap and Workday were added.

•
Docusign, Twitter and Unity Software were removed.

Fiscal 2024 Peer Group
Atlassian	Datadog	MongoDB	Pinterest	Snap	Workday
Bill.com Holdings	Enphase Energy	Okta	Roblox	Snowflake	Zoom Video Communications
Block	Fortinet	Palantir Technologies	ServiceNow	The Trade Desk	Zscaler
Cloudflare	HubSpot	Palo Alto Networks	Shopify	Twilio
Our continued strong growth trajectory is reflected in our performance relative to our peer group. The following chart shows CrowdStrike’s position within the peer group on three screening criteria, based on each peer company’s publicly reported trailing four quarters financial data as of September 7, 2022.(1)
	25th Percentile	50th Percentile	75th Percentile	CRWD
Revenue ($M)	$1,457	$2,206	$4,417	$1,834 46th Percentile
1-Year Revenue Growth	30%	36%	57%	61% 82nd Percentile
Market Cap ($B)	$18.4	$29.2	$43.7	$44.2 76th Percentile

(1)
Financial data per S&P Capital IQ as of September 7, 2022. Market Cap based on the 30-day average as of September 7, 2022.

Compensation Setting Process
When determining recommendations for our NEOs’ fiscal 2024 compensation levels, the Compensation Committee considered how our NEOs compared to the compensation levels for comparable positions in the peer group. In addition to referencing data from proxy statements and current reports on Form 8-K filings of our peer group, the Compensation Committee also reviewed survey data drawn from Radford custom peer group surveys as a supplemental data source.
The Compensation Committee establishes base salaries, annual cash incentive awards and long-term equity-based incentive awards on a case-by-case basis for each NEO taking into consideration: (i) individual performance, role expertise and experience, (ii) Company performance, (iii) competitive market conditions, (iv) succession planning, (v) retention and external opportunities potentially available to our executives, (vi) internal equity among internal peers, (vii) unrealized equity gains and (viii) best compensation governance practices.
While the Compensation Committee considers a multitude of factors in its deliberations, it places no formal weighting on any one factor. The Compensation Committee does not tie individual compensation to specific target pay percentiles but rather makes a determination based on inputs from the CEO (except with respect to his own compensation), as well as the directors’ knowledge and judgment in assessing the various factors that would best further the principles and objectives of our executive compensation program.
Performance-Based Pay and Goal Setting
The Compensation Committee engages in a rigorous and deliberate process in setting revenue and profitability performance targets that are used in our annual cash and long-term equity incentive plans. Each year, the Compensation Committee reviews and determines the appropriateness of thresholds, maximums and interim payout levels for each metric by considering past performance, business expectations, potential customer / market scenarios and macroeconomic conditions. The performance goals are intended to be challenging but achievable without encouraging inappropriate risk-taking, with maximums that can be reached only with exceptional performance. The fiscal 2024 performance targets were directly linked to our annual operating plan.

| Page 31

Performance-Based Pay Component	Metrics	Rationale
Annual Cash Incentive (Corporate Incentive Plan)	Non-GAAP Operating Income Net New ARR Net Retention Rate	Motivates our NEOs to achieve short-term business objectives that drive growth of the Company Performance-based, not guaranteed
Performance-Based Stock Units	Revenue Growth Percent Non-GAAP Earnings Per Share (“EPS”)	Aligns our NEOs’ interests with those of our stockholders by focusing on the creation and maintenance of long-term stockholder value
Role of the Compensation Committee and the Board
The Compensation Committee, which is composed entirely of independent directors, establishes our overall compensation philosophy and objectives, and is responsible for establishing, overseeing and evaluating our executive compensation program. The Compensation Committee’s responsibilities include, but are not limited to, reviewing and approving:
•
Our peer group;

•
Our compensation philosophy and objectives;

•
The specific compensation of our NEOs, other than (i) equity grants to our NEOs, and (ii) the compensation of our CEO, where the Compensation Committee makes recommendations to our Board. Following such recommendation, and after discussion with the members of the Compensation Committee regarding their assessment and recommendations, the Board makes the final determination of our CEO’s compensation and approves equity grants to our NEOs;

•
Annual and long-term incentive plans and benefit plans; and

•
Annual proxy statement/Executive Compensation Discussion and Analysis (“CD&A”) disclosure.

Role of Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any such advisor and has sole authority to approve all such advisors’ fees and other retention terms.
Pursuant to this authority, for fiscal 2024, the Compensation Committee engaged Compensia to provide independent advice on matters relating to our executive compensation program. Compensia supports the Compensation Committee by:
•
Attending Compensation Committee meetings as requested and communicating with the Compensation Committee chair outside of meetings;

•
Providing independent advice to the Compensation Committee regarding competitive market practices, assessments and trends and advising on plans or practices that may improve the design and structure of our executive compensation program;

•
Reviewing the CD&A and other compensation-related disclosures in our proxy statements; and

•
Updating the Compensation Committee on corporate governance and regulatory issues and developments.

The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Compensia has not provided any other services to us and has received no compensation other than with respect to the services described above.
The Compensation Committee has evaluated Compensia’s independence by considering the requirements adopted by Nasdaq and the SEC, and has determined that its relationship with Compensia does not raise any conflict of interest. As part of the Compensation Committee’s determination of Compensia’s independence, it received written confirmation from Compensia addressing these factors and supporting the independence determination.
Role of Management
The Compensation Committee consults with members of our management team, including our CEO and our human resources, finance and legal professionals when making compensation decisions. Our CEO works closely with the Compensation Committee and provides the Compensation Committee with performance assessments and compensation recommendations for each NEO other than himself, based on

Page 32 |

each NEO’s level of performance and corporate performance, retention risk and taking into consideration market practices. While the Compensation Committee considers our CEO’s recommendations, the Compensation Committee ultimately uses its own business judgment and experience in approving, or making recommendations to the Board where applicable, regarding individual compensation elements and the amount of each element for our NEOs. Our CEO recuses himself from all determinations regarding his own compensation.
3 — Fiscal 2024 Compensation Program and Results
Our executive compensation program is designed to motivate and reward outstanding performance commensurate with CrowdStrike’s performance. Our executive compensation philosophy provides for a compensation structure which pays base salaries to our NEOs that represent a relatively small percentage of their total compensation, while offering them the opportunity to earn a significant portion of their compensation in the form of performance-based compensation (i.e., annual cash and long-term equity incentive awards).
Each of the compensation elements for our NEOs for fiscal 2024 is discussed in detail below.
Base Salary
We believe that a competitive base salary is a necessary element of our executive compensation program to attract and retain top performing senior executives. Base salaries provide a fixed source of compensation to our NEOs, allowing them a modest degree of certainty relative to the significant portion of their compensation that is based on performance and dependent on our stock price.
In early fiscal 2024, the Compensation Committee reviewed the base salaries of our NEOs, taking into consideration a competitive market analysis performed by Compensia, which included a review of the market data of the compensation peer group for our executive officer positions and an evaluation of the compensation levels of our NEOs. Taking into consideration the factors described in the “Compensation Setting Process” section and tailoring each NEO’s pay to reflect their respective role, responsibility and performance with rates of pay of those at comparable companies, under the recommendation of the Compensation Committee, the Board approved the following base salary increases for fiscal year 2024:
Fiscal 2024 Base Salary Increases
Name	Fiscal 2023 Base Salary	Fiscal 2024 Base Salary (1)
Mr. Kurtz	$900,000	$950,000
Mr. Sentonas(2)	$525,000	$625,000
Mr. Podbere	$600,000	$625,000
Mr. Henry	$600,000	$600,000

(1)
Increases to base salaries for fiscal 2024 were effective as of February 1, 2023.

(2)
Mr. Sentonas was promoted to President effective as of March 1, 2023.

Annual Cash Incentive Awards
We use cash incentive awards to motivate our NEOs to achieve our short-term financial objectives while making progress towards our longer-term growth and value creation. Target annual cash incentive opportunities are defined as a percentage of base salary.
For fiscal 2024, Messrs. Kurtz, Sentonas and Podbere were eligible to participate in the Company’s Corporate Incentive Plan (“CIP”). For Mr. Henry, 50% of his annual cash incentive opportunity was tied to the CIP and the remaining 50% was tied to the CrowdStrike Leadership Incentive Plan (the “LIP”). The Compensation Committee determined that given his role and his focus on driving sales and supporting customer needs, Mr. Henry should have short-term incentive opportunities that more closely align with those of his team.

| Page 33

After considering the market analysis conducted by Compensia and taking into consideration factors described in the “Compensation Setting Process” section, the Compensation Committee recommended to the Board to approve the following adjustments to our NEOs’ target annual cash bonus opportunities (as a percentage of base salary):
Name	Fiscal 2023 Target Bonus	Fiscal 2024 Target Bonus
Mr. Kurtz	122%	125%
Mr. Sentonas(1)	75%	100%
Mr. Podbere	100%	100%
Mr. Henry(2)	100%	50%

(1)
Mr. Sentonas was promoted to the Company’s President effective as of March 1, 2023.

(2)
Mr. Henry’s target annual cash bonus opportunity was adjusted from 100% in fiscal 2023 to 50% in fiscal 2024 in consideration of the adjusted scope of responsibilities given his role change in October 2022 from “President, CrowdStrike Services and Chief Security Officer” to “Chief Security Officer”.

Fiscal 2024 Corporate Incentive Plan (CIP)
Under the fiscal 2024 CIP, we introduced a 20% weighting to the non-GAAP operating income metric, shifting away from having the metric as a “gate”. We believe that a weighted structure places the right balance of emphasis between top and bottom line metrics as we continue to evolve and grow our business. Each of our NEOs had the opportunity to earn between 0% and 142% (subject to the Net Retention Rate modifier, as described below) of their target annual opportunity based on performance against the following three financial targets:
Performance Metrics	Description
Non-GAAP Operating Income (7) (20% weighting)
Non-GAAP operating income is an indicator of profitability that eliminates the effects of events that either are not part of our core operations or are non-cash as well as the impact of income taxes.
The non-GAAP operating income portion of the CIP is only funded if at least 85% of our non-GAAP operating income target is met within the performance period. Specifically, funding under the CIP as a percentage of our non-GAAP operating income target is determined in accordance with the following table:

Achievement Against Target	Payout
Less than 85%	No payout
85% – 100%	25% – 100% payout (with linear interpolation between 85% – 100% achievement levels)
Greater than 100% up to 110%	100% – 110% payout (with linear interpolation between 100% – 110% achievement levels)
Greater than 110%	Capped at 110% payout
2024 Target and Results
Aggregate of Fiscal 2024 Quarterly Targets	Average of Quarterly Achievement Percentages
$715.6 million	105.4%

Net New Annual Recurring Revenue (ARR) (80% weighting)	Revenue is a primary financial indicator of our growth and stockholder value creation. It is what our investors look to as a measure of our success at selling our solutions, innovating and competing in the marketplace. Specifically for the CIP, we focus on net new ARR.
The net new ARR portion of the CIP is only funded if at least 80% of our net new ARR target is met within the performance period. Specifically, funding under the CIP based on percentage achievement of our net new ARR target is determined in accordance with the following table:

(7)
Non-GAAP operating income is defined as GAAP income (loss) from operations excluding stock-based compensation expense, amortization of acquired intangible assets (including purchased patents), acquisition-related expenses (credits), mark-to-market adjustments on deferred compensation liabilities, and legal reserve and settlement charges.

Page 34 |

Achievement Against Target	Payout
Less than 80%	No payout
80% – 100%	25% – 100% payout (with linear interpolation between 80% – 100% achievement levels)
Greater than 100% up to 110%	1.5x multiplier on over target achievement
Greater than 110%	2x multiplier on over-target achievement, capped at 150% payout
2024 Target and Results
Aggregate of Fiscal 2024 Quarterly Targets	Average of Quarterly Achievement Percentages
$849.5 million	102.6%

Net Retention Rate (8)
Net Retention Rate is an important indicator of our ability to retain and expand customers and our business health and is used as a modifier to determine the final payout under the CIP.
Under the CIP, the Compensation Committee may apply an upward or downward modifier of up to 10% based on whether our Net Retention Rate exceeds or is less than the target for any quarter.
For fiscal 2024, our quarterly Net Retention Rate target was 120%. Our fiscal 2024 Net Retention Rates achieved was 122% for the first fiscal quarter and 119% for each of the other fiscal quarters.
Consistent with our plan terms, the Compensation Committee also applied a discretionary modifier of +2.4% to the third quarter’s payout in recognition of meaningful over-performance on non-GAAP operating income and our employees’ efforts for the quarter.

For fiscal 2024, all three financial targets were measured and the awards under the CIP were paid out on a quarterly basis. Quarterly targets were set by the Compensation Committee in accordance with the process described in “Performance-Based Pay and Goal Setting” section. The Compensation Committee believes that these particular metrics and cadence of measurement are most in line with our business cycle, drive performance and more rapidly foster the growth of our business.
The following table shows our NEOs’ target bonus opportunity and actual bonus earned for fiscal 2024 with respect to the CIP. For Mr. Henry, the total amount of his fiscal 2024 target bonus opportunity was $300,000 (50% of his base salary), with half tied to the CIP and the remaining half tied to the LIP (as discussed further below); the amounts noted in the following table reflect the portion of his target bonus opportunity that was tied to the CIP.
	Fiscal 2024 Targets		Fiscal 2024 Actuals
Name	Target Bonus % of Base	Target Bonus ($)	% Bonus Achieved of Target	Actual Bonus Earned ($)
Mr. Kurtz	125%	$1,187,500	104.6%	$1,241,709
Mr. Sentonas	100%	$625,000	104.6%	$653,531
Mr. Podbere	100%	$625,000	104.6%	$653,531
Mr. Henry	25%	$150,000	104.6%	$156,848

(8)
Our dollar-based net retention rate compares our ARR from a set of subscription customers against the same metric for those subscription customers from the prior year. Our dollar-based net retention rate reflects customer renewals, expansion, contraction, and churn, and excludes revenue from our incident response and proactive services. We calculate our dollar-based net retention rate as of period end by starting with the ARR from all subscription customers as of 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same subscription customers as of the current period end, or Current Period ARR. Current Period ARR includes any expansion and is net of contraction or churn over the trailing 12 months but excludes revenue from new subscription customers in the current period. We then divide the Current Period ARR by the Prior Period ARR to arrive at our dollar-based net retention rate. For the purposes of calculating our dollar-based net retention rate, we define a subscription customer as a separate legal entity that has entered into a distinct subscription agreement for access to our Falcon platform for which the term has not ended or with which we are negotiating a renewal contract. We do not consider our channel partners as customers, and we treat managed service security providers, who may purchase our products on behalf of multiple companies, as a single customer.

| Page 35

Fiscal 2024 CrowdStrike Leadership Incentive Plan (“LIP”)
For fiscal 2024, half of Mr. Henry’s annual cash incentive opportunity was tied to the LIP, which is 100% formulaic and tied to new logo sponsor bookings.
Mr. Henry’s LIP Metrics
Performance Metrics	Description
Annual Contract Value (9) of New Logo Sponsor Bookings	New logo subscription bookings closed during the fiscal year sourced directly by Mr. Henry
A target annual quota was set for the goal, along with a base annual commission rate for bookings up to the target annual quota. The commission rate for bookings in excess of the target annual quota increased based on a sliding-scale of up to 250% of the base commission rate specified for achievement above 110% of the target annual quota. We are not disclosing the target annual quota or actual bookings in fiscal 2024, because these amounts represent confidential information, the disclosure of which would result in competitive harm (for example, by providing competitors insight into our sales strategy and business operations).
For fiscal 2024, Mr. Henry’s target annual cash incentive opportunity was reduced from 100% to 50% as a percentage of base salary in consideration of the adjusted scope of responsibilities given his role change in October 2022 from “President, CrowdStrike Services and Chief Security Officer” to “Chief Security Officer” as Mr. Henry’s services-related responsibilities were transitioned to another newly promoted executive as a part of and in the context of greater organizational growth, allowing Mr. Henry’s responsibilities to be focused on security matters. Half of Mr. Henry’s fiscal 2024 target bonus opportunity was tied to the CIP, as discussed in further detail under “Fiscal 2024 Corporate Incentive Plan (CIP)” above. The other half of Mr Henry’s fiscal 2024 target bonus opportunity was tied to LIP. The table below sets forth the actual amount of commission incentives earned by Mr. Henry under the LIP for fiscal 2024.
	Fiscal 2024
Name	Target Bonus Percentage (%)	Target Bonus Payout ($)	Total Actual Bonus Earned ($)
Mr. Henry	25%	$150,000	$92,978
Long-Term Equity Incentive Compensation
Consistent with our philosophy of pay-for-performance, the majority of our NEOs’ annual compensation is provided in the form of long-term equity incentives that emphasizes long-term stockholder value creation and the retention of a strong executive leadership team through a balanced mix of PSUs and service-based RSUs.
For fiscal 2024, the PSU performance metrics and weighting between PSUs and RSUs under our long-term equity incentive program remained the same as we believe the current design will align the interests of our NEOs with the interests of our stockholders in creating long-term value. The table below summarizes our fiscal 2023 and fiscal 2024 long-term equity incentive compensation program design.
	FY 2023 and FY 2024 Elements / Metrics / Weightings
Performance Stock Unit	Revenue Growth Percentage Non-GAAP EPS (10)	50%
Service-based RSU	Four-year graded vesting	50%
Performance-Based Stock Units
Equity awards with performance-based vesting are a substantial, at-risk component of our NEO’s compensation that is tied to CrowdStrike’s business performance.

(9)
Annual contract value is defined as the value of the contract the customer committed to for the first 12 months of the contract period.

(10)
Non-GAAP EPS is defined as non-GAAP net income attributable to CrowdStrike divided by the weighted-average number of shares outstanding, which includes the dilutive effect of potentially dilutive common stock equivalents outstanding during the period.

Page 36 |

Under the fiscal 2024 PSU plan, the number of PSUs earned depends entirely on CrowdStrike’s actual achievement against two equally weighted metrics — Revenue Growth Percentage (“RGP”) (11) and non-GAAP EPS (12) measured over a one-year performance period in accordance with the following table. The thresholds for both performance metrics have to be met before payout begins and there is a cap on the maximum payout at 200%.
	Revenue Growth Percentage	Non-GAAP EPS	Payout
Below Threshold	< 30%	< $2.21	0%
Threshold	30%	$2.21	25%
Target	35%	$2.39	100%
Max	50%	$2.61	200%
Above Max	> 50%	> $2.61	Capped at 200%
In fiscal 2024, the threshold, target and maximum achievement level for our RGP metric was 30%, 35% and 50%, respectively. As referenced in the “Performance-Based Pay and Goal Setting” section, the targets for our PSUs are intended to be challenging but attainable and to reflect the operating plan for fiscal 2024.
In addition to performance requirements, the PSUs are subject to service-based vesting. Earned PSUs will vest as follows subject to the NEO’s continued employment with the Company through each applicable vesting date: (i) 25% of the Earned PSUs will vest upon the one-year anniversary of the applicable vesting commencement date and (ii) the remaining 75% of the Earned PSUs will vest in equal installments quarterly over the next three years.
Service-Based RSUs
RSU awards with service-based vesting align the interest of our NEOs with the interests of our stockholders by promoting the stability and retention of high-performing executive team members over the longer term. The RSUs generally vest over a four-year period in sixteen equal quarterly installments, provided the NEO remains employed with the Company though each applicable vesting date.
Fiscal 2024 Annual Equity Incentive Awards
Taking into consideration the factors described in the “Compensation Setting Process” section, the Compensation Committee recommended the Board approve the following RSU and target PSU awards to our NEOs in fiscal 2024. The Board approved the awards with respect to the dollar amounts below, and the actual number of RSUs and target PSUs granted to each NEO was determined by reference to the average closing price of our Class A common stock as reported on Nasdaq for each of the trading days in the month of March 2023.
Fiscal 2024 Equity Incentive Awards — Annual Awards (1)
Name	RSUs ($)	Target PSUs ($)	Total ($)
Mr. Kurtz	$17,500,000	$17,500,000	$35,000,000
Mr. Sentonas (2)	$7,500,000	$7,500,000	$15,000,000
Mr. Podbere	$7,500,000	$7,500,000	$15,000,000
Mr. Henry	$5,000,000	$5,000,000	$10,000,000

(1)
The above amounts do not represent the actual economic value that may be realized by the NEOs. For more information on the equity incentive awards granted to the NEOs in fiscal 2024, please see the “Grants of Plan-Based Awards Table for Fiscal 2024” below.

(11)
RGP is defined as the percentage increase of fiscal 2024 revenue relative to fiscal 2023 revenue, excluding the effect of acquisitions.

(12)
Non-GAAP EPS is defined as non-GAAP net income attributable to CrowdStrike divided by the weighted-average number of shares outstanding, which includes the dilutive effect of potentially dilutive common stock equivalents outstanding during the period.

| Page 37

The table below shows the applicable fiscal 2024 PSU performance metrics and our achievement against them:
Fiscal 2024 PSU Targets and Results
Metric	Min — Max Achievement Range	Fiscal 2024 Actual Achievement
Non-GAAP EPS (A)	$2.21 — $2.61	$3.16
Revenue Growth Percentage	30% — 50%	36.3%
Overall payout as a percentage of target	—	154.4%

(A)
Non-GAAP EPS is defined as non-GAAP net income attributable to CrowdStrike divided by the weighted-average number of shares outstanding, which includes the dilutive effect of potentially dilutive common stock equivalents outstanding during the period.

(2)
Excludes the promotion grant of time-vesting RSUs granted to Mr. Sentonas in connection with his promotion to President, discussed under “Fiscal 2024 Promotion Grants” below. In total, the target value of Mr. Sentonas’s fiscal 2024 equity awards was $30,000,000.

Fiscal 2022 Multi-Year Awards
In fiscal 2022, Mr. Kurtz and Mr. Podbere were each issued a multi-year PSU award to recognize the instrumental roles they continue to play in driving the Company’s growth and performance in this critical period as an early-stage public company.
The multi-year PSU awards are comprised of four equal tranches of PSUs, each of which will be earned and will vest upon the satisfaction of both a performance-based vesting condition and a service-based vesting condition. The performance condition applicable to the multi-year PSU awards will be earned based on the Company’s achievement of specified stock price hurdles and subject to anti-dilution adjustments, during the performance period beginning on the date of grant and ending on January 31, 2027. For more information on the multi-year PSU awards, please see “Executive Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation — Multi-Year PSU Awards” included in our proxy statement filed with the SEC on May 6, 2022. The stock price hurdle for the first tranche of the multi-year PSU awards was recently achieved.
Fiscal 2024 Promotion Grants
On March 1, 2023, the Board appointed Mr. Sentonas, who was our then-Chief Technology Officer, as President. In April 2023, as part of the annual review of the Company’s executive compensation program, the Board, under the recommendation of the Compensation Committee, approved the terms of Mr. Sentonas’s compensation arrangements in light of his promotion, recognizing the expanded scope and heightened responsibilities for his new role. The adjustments were made to ensure that his compensation was commensurate with the increased level of leadership and strategic oversight he now provides, as well as to align with competitive market rates, and were effective as of February 1, 2023. This included an annual base salary of $625,000 and an annual incentive award target opportunity for fiscal 2024 at 100% of Mr. Sentonas’s base salary.
In addition to the annual grant of long-term incentive awards that Mr. Sentonas received, as discussed above under the section titled “— Fiscal 2024 Equity Incentive Awards — Annual Awards,” in fiscal 2024, Mr. Sentonas received a $15,000,000 promotion grant of service-based vesting RSUs, with the number of RSUs determined by reference to the average closing price of our Class A common stock as reported on Nasdaq for each of the trading days in the month of March 2023. The RSUs vest over a four-year period, with 6.25% of the RSUs vesting quarterly starting on June 20, 2023. Beginning in fiscal 2025, Mr. Sentonas will participate in our long-term equity incentive compensation program on the same basis as our other NEOs.
401(k) Plan
We maintain a tax-qualified 401(k) retirement plan (“401(k) plan”) that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees can participate in the 401(k) plan as of their start date, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual IRC limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants, and we match 50% of the first 2% of compensation contributed by participants up to the maximum amount permitted under the IRC.
Employee Stock Purchase Plan
We offer our eligible employees, including our eligible NEOs, the opportunity to purchase shares of our common stock at a discount under the CrowdStrike Holdings, Inc. 2019 Employee Stock Purchase Plan (“ESPP”). Pursuant to the ESPP, all eligible employees, including our eligible

Page 38 |

NEOs, may allocate up to 15% of their eligible compensation to purchase shares of our common stock, subject to specified limits. The ESPP provides for consecutive offering periods that will typically have a duration of approximately 24 months in length and is comprised of four purchase periods of approximately six months in length. The purchase price of the shares will be 85% of the lower of the fair market value of our Class A common stock on (i) the first trading day of the applicable offering period and (ii) the last trading day of each purchase period in the related offering period.
Health and Welfare Benefits
In addition, we provide certain health and welfare benefits to our NEOs on the same basis as all of our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. We also provide vacation and other paid holidays to all employees, including our NEOs. In addition, we provide our executives and certain other senior management team members supplemental health benefits.
Perquisites and Other Personal Benefits
For fiscal year 2024, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we provide perquisites or other personal benefits to our NEOs in limited circumstances, such as where we believe it is appropriate to assist an individual in the performance of his duties, to make our executive team more efficient and effective or for special recruitment or retention purposes. All future practices with respect to perquisites or other benefits for our NEOs are subject to review and approval by the Compensation Committee and/or the Board.
In early fiscal 2023, we approved a security program, pursuant to which we incurred certain costs related to Mr. Kurtz’s personal security, including Mr. Kurtz’s security personnel and the installation and maintenance of security measures in and around Mr. Kurtz’s residences. In addition, Mr. Kurtz uses private aircraft for personal travel in connection with his overall security program. The costs related to personal security for Mr. Kurtz at his residences and during personal travel pursuant to his overall security program, as well as the costs of private aircraft for personal travel, are reported as other compensation to Mr. Kurtz in the “All Other Compensation” column of the “— Fiscal 2024 Summary Compensation Table” below. The costs of Mr. Kurtz’s security program vary from year to year depending on requisite security measures, his travel schedule, and other factors.
Effective January 1, 2023, our NEOs are also eligible to defer a portion of their base salary, cash incentive or commission pursuant to the CrowdStrike, Inc. Deferred Compensation Plan (the “DCP”). Under the DCP, participants may defer the receipt of up to 70% of base salary and 90% of commissions earned for the calendar year and up to 90% of annual incentive bonuses earned for the fiscal year to a future payment date. The Company does not provide any matching contributions. Participants may elect to receive the deferred amount in a lump sum or in annual installments over a period of two to five years after his or her termination of employment or over a period that will begin in two or more years following the year of the deferral election, or in a lump sum upon disability. None of our NEOs participated in the DCP during fiscal 2024.
Offer Letters, Employment Agreements and Change in Control Arrangements
Offer Letters
We have entered into employment agreements or offer letters with each of our NEOs which generally provide for at-will employment with no specified employment terms, and for certain of our NEOs, severance protections in certain circumstances, as described in more detail in the “Potential Payments Upon Termination or Change in Control” section below.
In addition, as a condition of their employment, we also require that our employees, including our NEOs, sign and comply with an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement which requires, among other provisions, the assignment of certain intellectual property rights to the Company, and non-disclosure of Company proprietary information.
Kurtz Change in Control and Severance Agreement
On September 1, 2021, the Company entered into a change in control and severance agreement with George Kurtz, the Company’s President and Chief Executive Officer (the “Change in Control and Severance Agreement”). The terms of the Change in Control and Severance Agreement are described in detail below under “Potential Payments upon Termination or Change in Control.”
Stock Ownership Guidelines
The Compensation Committee adopted stock ownership guidelines in March 2024 for our independent directors and executive officers, including our Chief Executive Officer. Under the guidelines (i) our Chief Executive Officer is required to acquire and own shares of common

| Page 39

stock in an amount equal to 6x his annual base salary, (ii) our executive officers (other than our Chief Executive Officer) are required to acquire and own shares of common stock in an amount equal to 1x their base annual salary and (iii) our directors are required to acquire and own shares of common stock in an amount equal to 5x their annual cash retainer (not including committee chair or membership retainer).
For these purposes, owned stock includes shares of common stock owned directly or indirectly by the covered individual, but does not include (i) shares of common stock subject to outstanding and unexercised stock options or warrants, whether vested or unvested and whether exercisable or unexercisable, (ii) shares of restricted common stock subject to vesting requirements, (iii) shares of common stock subject to outstanding restricted stock unit awards, performance-based stock unit awards or other performance-based incentive awards and (iv) all other forms of derivative securities. Executive officers (including our Chief Executive Officer) and directors are required to meet the applicable ownership requirements by the later of (i) March 5, 2029 or (ii) the fifth anniversary of such individual’s date of appointment as an executive officer or a director. As of the end of fiscal 2024, all of our then-current named executive officers and directors have met, exceeded, or are on track to meet, these guidelines based on their current rate of stock accumulations in the time frames set out in the stock ownership guidelines.
Recoupment of Incentive Compensation, or Clawback, Policy
The Board has adopted a Compensation Recovery Policy (the “Clawback Policy”), effective as of October 2023, which provides that, in the event the Company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under the federal securities laws, the Company will recover any incentive-based compensation received by any current or former executive officer after the effective date of the policy and during the three-year period preceding the date on which the Company is required to prepare the restatement that is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported.
Anti-Hedging and Pledging Policy
The Company’s insider trading policy prohibits all of our directors, officers and employees, including the Company’s NEOs, from trading derivative securities of CrowdStrike, short selling, pledging, or purchasing our securities on margin or holding our securities in a margin account, except in the case of pledging our securities or holding them in a margin account with the express advance permission of our Board and Chief Legal Officer.
Tax and Accounting Considerations
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. Chief among these is the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (FASB ASC Topic 718), the standard which governs the accounting treatment of stock-based compensation awards.
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including RSUs and PSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables below, even though the recipient may never realize any value from such awards. For performance units, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-set objectives.
Compensation Risk Assessment
In consultation with management and Compensia, in April 2024, our Compensation Committee assessed our compensation plans, policies and practices for our NEOs and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. This risk assessment included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and performance-based pay components. Our Compensation Committee conducts this assessment annually.

Page 40 |

Report of the Compensation Committee of the Board of Directors
The Compensation Committee has reviewed and discussed this CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024.
Respectfully submitted by the members of the Compensation Committee of the Board.
Sameer K. Gandhi (chairperson)
Cary J. Davis
Pay Ratio Disclosure
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for fiscal 2024:
•
the median of the annual total compensation of all our employees (excluding our CEO) was $198,296;

•
the annual total compensation of our CEO was $46,983,855; and

•
the ratio of these two amounts was 237 to 1.

We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
Methodology for Identifying Our Median Employee
Employee Population
To identify the median of the annual total compensation of all of our employees (other than our CEO) for fiscal 2024, we first identified our total employee population from which we determined our median employee. We determined that, as of December 31, 2023, our employee population consisted of approximately 7,805 individuals.
Determining our Median Employee
As permitted by SEC rules, to identify our median employee for fiscal 2024, we used total direct compensation as our consistently applied compensation measure, which we calculated as total cash compensation plus the grant date value of equity over the twelve-month period preceding the determination date. Conforming adjustments were made for full-time and part-time employees who were hired during the twelve-month period and did not receive pay for the full period, and international employees’ pay was converted to US dollars using the exchange rates on the determination date.
Determination of Annual Total Compensation of our Median Employee and our CEO
Once we identified our median employee, we then calculated this individual’s annual total compensation for fiscal 2024 by using the same methodology we used for our NEOs in our fiscal 2024 Summary Compensation Table.

| Page 41

Executive Compensation Tables
Fiscal 2024 Summary Compensation Table
The Summary Compensation Table and notes show all compensation paid to or earned by each of our NEOs for the fiscal years ended January 31, 2024, 2023 and 2022.
Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)(4)	Total ($)
George Kurtz Chief Executive Officer, President and Director (5)	2024	950,000	44,090,037	1,241,709	702,109	46,983,855
	2023	900,000	33,386,337	1,037,307	1,209,037	36,532,681
	2022	750,000	146,123,040	815,588	7,118	147,695,746
Michael Sentonas President (6)	2024	625,000	34,352,360	653,531	17,700	35,648,591
Burt Podbere Chief Financial Officer	2024	625,000	18,895,730	653,531	32,124	20,206,385
	2023	600,000	20,031,482	565,804	17,343	21,214,629
	2022	500,000	25,059,510	407,794	8,658	25,975,962
Shawn Henry Chief Security Officer (7)	2024	600,000	12,597,154	249,826	26,295	13,473,275
	2023	600,000	13,354,321	445,693	14,062	14,414,076
	2022	600,000	10,085,360	1,312,415	7,331	12,005,106

(1)
The amounts disclosed represent the grant date fair value of the RSUs and PSUs granted to our NEOs during the relevant fiscal year as computed in accordance with FASB ASC Topic 718. These grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the RSUs and PSUs or the sale of any common stock acquired under such RSUs or PSUs.

Other than with respect to Mr. Kurtz and Mr. Podbere’s multi-year PSU awards, the amounts disclosed for the PSUs included in this column were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The following are the values of the PSU awards granted to our NEOs in fiscal 2024 as of the grant date assuming attainment of the maximum level of performance: Mr. Kurtz ($36,065,470), Mr. Sentonas ($15,456,630), Mr. Podbere ($15,456,630), and Mr. Henry ($10,304,420).
As described in “Executive Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation — Multi-Year PSU Awards” included in our proxy statement filed with the SEC on May 6, 2022, Mr. Kurtz and Mr. Podbere were granted multi-year PSUs, which vest based on the achievement of certain stock price hurdles and continued service. The grant date fair value of each of Mr. Kurtz’s and Mr. Podbere’s multi-year PSU awards is calculated based on a Monte-Carlo simulation.
For additional information on how we account for equity-based compensation, see Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2024, which was filed with the SEC on March 7, 2024.
(2)
For Messrs. Kurtz and Podbere, the amounts reported for fiscal 2024 reflect the bonus payments received by such NEOs under the CIP in respect of fiscal 2024 performance. For Mr. Henry, the amounts reported for fiscal 2024 reflect the bonus payments received by Mr. Henry under the CIP in respect of fiscal 2024 performance and commission incentives earned by Mr. Henry under the LIP for fiscal 2024.

(3)
These amounts represent supplementary benefits including the dollar value of employer costs for life and disability insurance, executive supplemental health benefits and a 401(k) match. These amounts also include, where we incur incremental costs under such arrangements, airfare and hotel expenses paid by the Company for guests to travel with our executives from time to time. For Mr. Kurtz, the amount for fiscal 2024 also includes approximately (i) $186,060 for costs related to personal security for Mr. Kurtz and his family at his residences and (ii) $500,746 for costs related to personal usage of private aircraft. For purposes of reporting the value of personal usage of private aircraft in this table, we use incremental costs attributable to Mr. Kurtz’s personal usage, as provided by the applicable third-party service provider, which include passenger fees, fuel, crew, and catering costs.

(4)
As part of our sales and marketing activities, we sponsor a CrowdStrike-branded professional racing car, which Mr. Kurtz drives in some races at no incremental cost to us and in lieu of us hiring a professional driver. As we do not pay any amounts to Mr. Kurtz under these arrangements, it is not reflected in the above table.

(5)
Mr. Kurtz serves on our Board but is not paid additional compensation for such service.

(6)
Mr. Sentonas was not a NEO for the fiscal years ended January 31, 2022 or January 31, 2023. Accordingly, this table does not include compensation for Mr. Sentonas during such years.

(7)
Mr. Henry was also President, CrowdStrike Services until October 2022.

Page 42 |

Grants of Plan-Based Awards for Fiscal 2024
The following table sets forth certain information regarding grants of plan-based awards to our NEOs for fiscal 2024 under our compensation programs and plans.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#) (4)	Grant Date Fair Value of Stock and Option Awards (5)
Name	Grant Date	Threshold ($) (3)	Target ($)	Maximum ($)	Threshold Performance Shares (#)	Target Performance Shares (#)	Maximum Performance Shares (#)
George Kurtz	04/19/2023	296,875	1,187,500	1,686,250	-	-	-	-	-
	04/19/2023	-	-	-	33,940	135,758	271,516	-	26,057,302
	04/19/2023	-	-	-	-	-	-	135,758	18,032,735
Michael Sentonas	04/19/2023	156,250	625,000	887,500	-	-	-	-
	04/19/2023	-	-	-	14,546	58,182	116,364	-	11,167,415
	04/19/2023	-	-	-				58,182	7,728,315
	04/19/2023	-	-	-	-	-	-	116,364	15,456,630
Burt Podbere	04/19/2023	156,250	625,000	887,500	-	-	-	-	-
	04/19/2023	-	-	-	14,546	58,182	116,364	-	11,167,415
	04/19/2023	-	-	-	-	-	-	58,182	7,728,315
Shawn Henry	04/19/2023	37,500	150,000	213,000	-	-	-	-	-
	04/19/2023	-	150,000	-	-	-	-	-	-
	04/19/2023	-	-	-	9,697	38,788	77,576	-	7,444,944
	04/19/2023	-	-	-	-	-	-	38,788	5,152,210

(1)
For Messrs. Kurtz, Sentonas and Podbere, these columns reflect the bonus opportunities under the CIP for fiscal 2024. For Mr. Henry, these columns reflect the bonus opportunities under the CIP for fiscal 2024 and the target incentive opportunity under the LIP for fiscal 2024. No CIP bonus is payable to our NEOs if performance is achieved below the threshold performance level. Estimates above for each of our NEOs do not include any potential upward/downward discretionary adjustments by the Compensation Committee based on performance against the Net Retention Rate metric.

(2)
The amounts in these columns reflect the PSUs granted to the NEOs under the Company’s 2019 Equity Incentive Plan during fiscal 2024. The PSUs granted on April 19, 2023 reflect the right to receive between 0% and 200% of the target number of PSUs granted to the NEO and are earned based on the Company’s achievement of a specified revenue growth metric and non-GAAP earnings per share metric. In the event that revenue growth for fiscal 2024 is less than 30% or the specified non-GAAP earnings per share threshold is not met, the PSUs will be forfeited in their entirety. The earned PSUs service-vest over a four-year period, with 25% of the PSUs service-vesting on the first anniversary of the applicable vesting commencement date and the remaining 75% of the PSUs service-vesting on a fiscal quarterly basis thereafter, in each case provided the NEO remains employed with the Company though each vesting date.

(3)
No amount will be paid out with respect to any annual bonus opportunity if performance is below threshold.

(4)
The amounts in this column reflect the RSUs granted to the NEOs under the 2019 Plan during fiscal 2024. These RSUs service-vest over a four-year period, with one sixteenth (1/16) of the RSUs vesting quarterly, in each case provided the NEO remains employed with the Company though each vesting date.

(5)
The amounts in this column for the RSUs and PSUs reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column for the April 19, 2023 PSUs were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The following are the values of such PSU awards as of the grant date assuming attainment of the maximum level of performance: Mr. Kurtz ($36,065,470), Mr. Sentonas ($15,456,630), Mr. Podbere ($15,456,630) and Mr. Henry ($10,304,420). For additional information on how we account for equity-based compensation, see Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2024, which was filed with the SEC on March 7, 2024.

| Page 43

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table summarizes the number of securities underlying outstanding equity awards for each of our NEOs as of January 31, 2024.
		Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or other Rights That Have Not Vested (#)	Market Value of Shares, Units or Other Rights That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
George Kurtz	10/09/18 (3)	351,989	-	-	11.13	10/9/2028	-	-	-	-
	10/23/18 (4)	-	-	-	-	-	263,992	77,217,660	-	-
	04/09/20 (5)	-	-	-	-	-	8,206	2,400,255
	04/09/20 (6)	-	-	-	-	-	12,623	3,692,228	-	-
	04/07/21 (7)	-	-	-	-	-	16,127	4,717,148
	04/07/21 (8)	-	-	-	-	-	23,084	6,752,070	-	-
	08/28/21 (9)	-	-	-	-	-	-	-	540,000	157,950,000
	04/06/22 (10)	-	-	-	-	-	55,282	16,169,985
	04/06/22 (11)	-	-	-	-	-	35,143	10,279,328	-	-
	04/19/23 (12)	-	-	-	-	-	-	-	209,610	61,310,925
	04/19/23 (13)	-	-	-	-	-	110,304	32,263,920	-	-
Michael Sentonas	06/01/16 (14)	5,000	-	-	1.67	6/1/2026	-	-	-	-
	09/25/18 (15)	3,230	-	-	11.13	9/25/2028	-	-	-	-
	04/09/20 (5)	-	-	-	-	-	2,872	840,060	-	-
	04/09/20 (6)	-	-	-	-	-	4,418	1,292,265	-	-
	04/06/21 (7)	-	-	-	-	-	10,004	2,926,170	-	-
	04/06/21 (8)	-	-	-	-	-	6,989	2,044,283	-	-
	04/06/22 (10)	-	-	-	-	-	22,114	6,468,345	-	-
	04/06/22 (11)	-	-	-	-	-	14,057	4,111,673	-	-
	04/06/22 (16)	-	-	-	-	-	9,841	2,878,493	-	-
	04/19/23 (12)	-	-	-	-	-	-	-	89,833	26,276,153
	04/19/23 (13)	-	-	-	-	-	47,273	13,827,353	-	-
	04/19/23 (13)	-	-	-	-	-	94,546	27,654,705	-	-
Burt Podbere	04/09/20 (5)	-	-	-	-	-	4,924	1,440,270	-	-
	04/09/20 (6)	-	-	-	-	-	7,574	2,215,395	-	-
	04/07/21 (7)	-	-	-	-	-	10,004	2,926,170	-	-
	04/07/21 (8)	-	-	-	-	-	6,989	2,044,283	-	-
	01/12/22 (9)	-	-	-	-	-	-	-	115,000	33,637,500
	04/06/22 (10)	-	-	-	-	-	33,170	9,702,225	-	-
	04/06/22 (11)	-	-	-	-		21,086	6,167,655	-	-
	04/19/23 (12)	-	-	-	-		-	-	89,833	26,276,153
	04/19/23 (13)	-	-	-	-		47,273	13,827,353	-	-

Page 44 |

		Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or other Rights That Have Not Vested (#)	Market Value of Shares, Units or Other Rights That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Shawn Henry	04/09/20 (5)	-	-	-	-	-	4,924	1,440,270	-	-
	04/09/20 (6)	-	-	-	-	-	7,574	2,215,395	-	-
	04/09/20 (6)	-	-	-	-	-	391	114,368	-	-
	04/07/21 (7)	-	-	-	-	-	10,004	2,926,170	-	-
	04/07/21 (8)	-	-	-	-	-	6,989	2,044,283	-	-
	04/06/22 (10)	-	-	-	-	-	22,114	6,468,345	-	-
	04/06/22 (11)	-	-	-	-	-	14,057	4,111,673	-	-
	04/19/23 (12)	-	-	-	-	-	-	-	59,888	17,517,240
	04/19/23 (13)	-	-	-	-	-	31,516	9,218,430	-	-

(1)
Each of the outstanding equity awards was granted pursuant to our 2011 Plan or 2019 Plan.

(2)
The market values of the awards were calculated by multiplying the number of shares underlying the awards by $292.50, which was the last closing price per share of our common stock as of January 31, 2024.

(3)
The option is subject to an early exercise provision and is immediately exercisable. Shares subject to the option vest as follows: 351,989 shares of Class B common stock vest in 24 equal monthly installments beginning on November 1, 2022, subject to continued service through the applicable vesting date. As of January 31, 2024, this award remains unvested as to 131,996 shares of Class B common stock that are subject to the option’s early exercise provision.

(4)
The RSUs vest in eight equal quarterly installments beginning on December 20, 2022, subject to continued service through the applicable vesting date.

(5)
25% of the PSUs vest on March 20, 2021, and 1/16 of the PSUs vest quarterly thereafter subject to continued service through the applicable vesting date and achievement of the applicable revenue growth performance goal for fiscal 2021. Following the end of fiscal 2021, the Compensation Committee determined that the performance goal applicable to the PSUs was achieved at 130% of target as of January 31, 2021 (which such achievement is reflected in this table).

(6)
25% of the RSUs vest on March 20, 2021, and 1/16 of the RSUs vest quarterly thereafter subject to continued service through the applicable vesting date.

(7)
25% of the PSUs vest on March 20, 2022, and 1/16 of the PSUs vest quarterly thereafter subject to continued service through the applicable vesting date and achievement of the applicable performance goal for fiscal 2022. Following the end of fiscal 2022, the Compensation Committee determined that the performance goal applicable to the PSUs was achieved at 143% of target as of January 31, 2022 (which such achievement is reflected in this table).

(8)
The RSUs vest in 16 equal quarterly installments beginning on June 20, 2021, subject to continued service through the applicable vesting date.

(9)
See the discussion under “Executive Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation — Multi-Year PSU Awards” included in our proxy statement filed with the SEC on May 6, 2022 for a description of the vesting terms of these PSUs.

(10)
25% of the PSUs vest on March 20, 2023, and 1/16 of the PSUs vest quarterly thereafter subject to continued service through the applicable vesting date and achievement of the applicable performance goal for fiscal 2023. Following the end of fiscal 2023, the Compensation Committee determined that the performance goal applicable to the PSUs was achieved at 157% of target as of January 31, 2023 (which such achievement is reflected in this table).

(11)
The RSUs vest in 16 equal quarterly installments beginning on June 20, 2022, subject to continued service through the applicable vesting date.

(12)
25% of the PSUs vest on March 20, 2024, and 1/16 of the PSUs vest quarterly thereafter subject to continued service through the applicable vesting date and achievement of the applicable performance goal for fiscal 2024. Following the end of fiscal 2024, the Compensation Committee determined that the performance goal applicable to the PSUs was achieved at 154.4% of target as of January 31, 2024 (which such achievement is reflected in this table).

(13)
The RSUs vest in 16 equal quarterly installments beginning on June 20, 2023, subject to continued service through the applicable vesting date.

(14)
Shares subject to the option vest in 48 equal monthly installments beginning on June 2, 2017, subject to continued service through the applicable vesting date.

| Page 45

(15)
Shares subject to the option vest in 48 equal monthly installments beginning on October 25, 2018, subject to continued service through the applicable vesting date.

(16)
The RSUs vest as follows: (i) the first ten percent (10%) of the RSUs will vest in four equal quarterly installments starting on March 20, 2022; (ii) the next fifteen percent (15%) of the RSUs will vest in four equal quarterly installments starting on March 20, 2023; (iii) the next twenty-five percent (25%) of the RSUs will vest in four equal quarterly installments starting on March 20, 2024 and (iv) the final fifty percent (50%) of the RSUs will vest in four equal quarterly installments starting on March 20, 2025.

Option Exercises and Stock Vested During Fiscal 2024
The following table presents, for each of our NEOs, the shares of our common stock that were acquired upon the exercise of vested stock options and the vesting of RSUs and the related value realized during fiscal 2024.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
George Kurtz	-	-	550,729	96,317,140
Michael Sentonas	-	-	101,504	17,960,815
Burt Podbere	-	-	109,653	18,943,949
Shawn Henry	3,125	327,500	96,640	16,730,571

(1)
Calculated by multiplying the number of corresponding shares acquired by the difference between the exercise price and the market price of the underlying common stock at the time of exercise.

(2)
Calculated by multiplying the number of corresponding shares acquired by the closing price of our Class A common stock as reported on Nasdaq on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

Potential Payments Upon Termination or Change in Control
In the event of a qualifying termination of employment and/or the occurrence of a change in control of the Company, certain of our NEOs are entitled to certain payments and benefits under their employment agreements, offer letters and/or their outstanding equity incentive awards. For a detailed summary of these payments and benefits, see the narrative description that follows the table below.
The table below sets forth the amounts of the payments and benefits that each NEO would have been entitled to receive upon a qualifying termination of employment by the Company and/or the occurrence of a change in control, in each case assuming the relevant event occurred on January 31, 2024. The values reflected in the table below relating to the acceleration of equity awards are based on the last closing price of our Class A common stock as reported on Nasdaq on January 31, 2024 ($292.50 per share) (in the case of options, minus the applicable exercise price) and, with respect to PSUs, are based on achievement of performance goals for the applicable period as determined by the Compensation Committee.
In addition to the amounts set forth in the table below, upon any termination of employment, each executive would also be entitled to receive all payments generally provided to salaried employees on a non-discriminatory basis on termination, such as life insurance proceeds (for any termination caused by death) and 401(k) plan distributions. If the termination of employment is the result of the executive’s death or disability, then under the Company’s current policy, the Company will typically provide for incremental accelerated vesting of outstanding equity awards such that an additional 12 months of the participant’s awards will vest (with awards subject to performance conditions that have not yet been determined being deemed earned at target). Certain special awards, including the multi-year PSU awards granted to Mr. Kurtz and Mr. Podbere in fiscal 2022, and certain specially-targeted performance-based awards are excluded from this policy.

Page 46 |

Name	Benefit Description	Termination without cause by Company or for good reason by executive NOT in connection with a Change in Control ($)	Termination without cause by Company or for good reason by executive in connection with a Change in Control ($)	Change in Control without any termination event ($)
George Kurtz	Cash severance	1,425,000 (1)	3,206,250 (2)	-
	Accelerated vesting of equity awards (3)	178,129,687	251,943,232	114,357,375
	Continuation of health benefits (4)	44,232	44,232	-
Michael Sentonas	N/A	-	-	-
Burt Podbere	Cash severance (5)	156,250	156,250	-
Shawn Henry	Cash severance (6)	200,000	200,000	-

(1)
Represents a lump-sum cash severance payment of 1.5 times Mr. Kurtz’s annual base salary as of January 31, 2024.

(2)
Represents a lump-sum cash severance payment of 1.5 times Mr. Kurtz’s annual base salary and annual target bonus as of January 31, 2024.

(3)
Mr. Kurtz holds (i) 131,996 unvested stock options covering shares of our common stock and (ii) unvested restricted stock unit awards and performance-based stock units covering 734,371 shares of our common stock, in each case which were outstanding as of January 31, 2024 and accelerate in full or in part pursuant to the terms of the corresponding award agreements granted to Mr. Kurtz and Mr. Kurtz’s Change in Control and Severance Agreement.

(4)
Represents the cost of 18 monthly COBRA premiums.

(5)
Represents a lump-sum cash severance payment of 3 months of Mr. Podbere’s base salary as of January 31, 2024.

(6)
Represents a lump-sum cash severance payment of 4 months of Mr. Henry’s base salary as of January 31, 2024.

Mr. Kurtz
Pursuant to Mr. Kurtz’s Change in Control and Severance Agreement, dated September 1, 2021 (the “Change in Control Agreement”), if Mr. Kurtz’s employment is terminated (1) by us without “cause” (as defined in the Change in Control Agreement), other than due to death or disability, or (2) by Mr. Kurtz for “good reason” (as defined in the Change in Control Agreement), and Mr. Kurtz executes a release of claims that becomes effective and irrevocable, Mr. Kurtz will be entitled to (i) a lump sum amount equal to 1.5 times his then-current base salary, (ii) a lump sum amount equal to the “applicable percentage” of the cost of 18 monthly COBRA premiums for the level of coverage that Mr. Kurtz had as of the date of termination (with the “applicable percentage” being the percentage of Mr. Kurtz’s health care premium costs covered by us as of the date of termination) (the “COBRA Payment”), (iii) any earned but unpaid bonus in respect of the most-recent bonus performance period ending prior to such termination, and (iv) unless otherwise set forth in an award agreement, accelerated vesting of the portion of Mr. Kurtz’s then-outstanding equity awards that would have vested during the 12-month period immediately following the date of termination (with vesting in respect of any awards subject to performance conditions based on actual performance as determined by the Compensation Committee). In the event of Mr. Kurtz’s termination by us without “cause” or by Mr. Kurtz for “good reason” within the three-month period prior to or 24-month period following a change in control of the Company, Mr. Kurtz will be entitled to, subject to his execution of the release, (i) a lump sum amount equal to 1.5 times his then-current base salary, (ii) a lump sum amount equal to 1.5 times Mr. Kurtz’s annual target bonus for the bonus period during which his employment terminates, pro-rated for the number of days during such performance period during which Mr. Kurtz was employed, (iii) the COBRA Payment, (iv) any earned but unpaid bonus in respect of the most-recent bonus performance period ending prior to such termination and (v) unless otherwise set forth in an award agreement (including the award agreement with respect to Mr. Kurtz’s multi-year PSU award, the terms of which are described above under “Fiscal 2022 Multi-Year Awards”), full vesting of all of Mr. Kurtz’s then-outstanding equity awards (with performance awards deemed earned at target).
In addition, pursuant to the existing terms of outstanding options and RSUs granted to Mr. Kurtz in 2018 prior to the Company’s initial public offering, such unvested options and RSUs will become fully vested in the event of a qualifying change in control of the Company.
Mr. Podbere
Pursuant to Mr. Podbere’s employment letter dated as of August 10, 2015, if Mr. Podbere is terminated without “cause” (as defined in his employment letter) or he terminates his employment for “good reason” (as defined in his employment letter), Mr. Podbere will be entitled to receive three months’ base salary as severance and, if the termination occurs within 12 months after a change in control of the Company, Mr. Podbere will also receive full vesting of any unvested options, in each case subject to his execution and non-revocation of a release of claims.
Mr. Henry
Pursuant to Mr. Henry’s employment letter dated as of March 4, 2012, if Mr. Henry is terminated without cause or he terminates his employment for good reason, Mr. Henry will be entitled to receive four months’ base salary as severance and, if the termination occurs

| Page 47

within 12 months after a change in control, Mr. Henry will also be entitled to receive full vesting of any unvested options, in each case subject to his execution and non-revocation of a release of claims.
Pay versus Performance
The following table sets forth the compensation for our Principal Executive Officer (the “PEO”) and the average compensation for our other named executive officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of fiscal 2024, fiscal 2023, fiscal 2022 and fiscal 2021. The table also provides information on our cumulative TSR, the cumulative TSR of our peer group, net income and non-GAAP operating income.
Year (a)	Summary Compensation Table Total for PEO ($) (1) (b)	Compensation Actually Paid to PEO ($) (2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2) (e)	Value of Initial Fixed $100 Investment Based on:		Net Income ($) (in thousands) (h) (4)	Non-GAAP Operating Income (in thousands) (i) (5)
					Total Shareholder Return ($) (3) (f)	Peer Group Total Shareholder Return ($) (3) (g)
FY2024	$46,983,855	$343,689,775	$23,109,417	$75,245,254	$478.80	$219.37	$90,585	$660,295
FY2023	$36,532,681	$(111,653,036)	$17,814,353	$(2,496,643)	$173.35	$146.16	$(182,285)	$355,622
FY2022	$147,695,746	$34,920,193	$14,958,880	$1,012,573	$295.69	$173.37	$(232,378)	$196,175
FY2021	$20,518,011	$494,146,208	$12,938,574	$57,336,913	$353.25	$137.13	$(92,629)	$62,352

(1)
Compensation for our PEO reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for non-PEOs includes the following NEOs:

a.
Our fiscal 2024 non-PEO NEOs were Michael Sentonas, Burt Podbere and Shawn Henry;

b.
Our fiscal 2023 non-PEO NEOs were Burt Podbere and Shawn Henry; and

c.
Our fiscal 2022 and fiscal 2021 non-PEO NEOs were Burt Podbere, Shawn Henry, Colin Black and Michael Carpenter.

(2)
Compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEO NEOs in fiscal 2024, fiscal 2023, fiscal 2022 and fiscal 2021 reflects the respective amounts set forth in columns (c) and (e), adjusted as follows in the table below, as determined in accordance with SEC rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee in regard to the PEO’s and our other NEOs’ compensation for fiscal 2024, see the “Executive Compensation Discussion and Analysis” section above.

	PEO FY2024	Non-PEOs FY2024
Summary Compensation Table Total	$46,983,855	$23,109,417
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	$(44,090,037)	$(21,948,415)
Plus Fair Value for Unvested Awards Granted in the Covered Year, Determined as of the Covered Year End	$93,574,948	$44,865,862
Change in Fair Value of Outstanding Unvested Awards from Prior Years, Determined based on Change in Fair Value from Prior Year End to Covered Year End	$196,567,318	$20,408,249
Plus Fair Value for Awards Granted in the Covered Year that Vested in the Covered Year, Determined as of the Vesting Date	$4,835,618	$3,223,776
Change in Fair Value of Awards from Prior Years that Vested in the Covered Year, Determined based on Change in Fair Value from Prior Year End to the Vesting Date	$45,818,073	$5,586,365
Less Fair Value of Awards Forfeited during the Covered Year	-	-
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	-	-
Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	-	-
Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	-	-
Compensation Actually Paid	$343,689,775	$75,245,254
Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date.
(3)
The columns “Total Shareholder Return ($)” and “Peer Group Total Shareholder Return ($)” are calculated based on a fixed investment of $100 in CrowdStrike and the S&P Information Technology Index respectively from the beginning of the earliest year in table through the end of each applicable year in the table, assuming reinvestment of dividends, as calculated in accordance with Item 201(e) of Regulation S-K.

Page 48 |

(4)
Reflects “Net Income (loss)” in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for each of the fiscal years ended January 31, 2024, 2023, 2022 and 2021.

(5)
Non-GAAP operating income is defined as GAAP income (loss) from operations excluding stock-based compensation expense, amortization of acquired intangible assets (including purchased patents), acquisition-related expenses (credits), mark-to-market adjustments on deferred compensation liabilities, and legal reserve and settlement charges.

The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking our NEOs’ compensation to performance, as specifically listed below.
Performance Measure
Non-GAAP Operating Income
Net New Annual Recurring Revenue (ARR)
Net Retention Rate
Revenue Growth Percent
Non-GAAP EPS
For more details on how our Compensation Committee uses these metrics to assess the performance of the PEO and other NEOs, see “Executive Compensation Discussion and Analysis” included in this Proxy Statement.
Compensation Relationships
The following graph shows the relationship between compensation actually paid to CrowdStrike’s PEO, Mr. Kurtz, and the average compensation actually paid to our non-PEO NEOs, CrowdStrike’s cumulative TSR (shown as TSR) and the S&P 500 Information Technology Index’s cumulative TSR (shown as Peer TSR) over fiscal 2021, fiscal 2022, fiscal 2023 and fiscal 2024.

Compensation Actually Paid versus Total Shareholder Return
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$-
$(100,000,000)
$(200,000,000)
$600
$500
$400
$300
$200
$100
$0
Total Shareholder Return
FY 2021
FY 2022
FY 2023
FY 2024
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
TSR
Peer TSR

The following graph shows the relationship between compensation actually paid to CrowdStrike’s PEO, Mr. Kurtz, and the average compensation actually paid to our non-PEO NEOs and CrowdStrike’s net income over fiscal 2021, fiscal 2022, fiscal 2023 and fiscal 2024.

| Page 49

The following graph shows the relationship between compensation actually paid to CrowdStrike’s PEO, Mr. Kurtz, and the average compensation actually paid to our non-PEO NEOs and non-GAAP operating income over fiscal 2021, fiscal 2022, fiscal 2023 and fiscal 2024.(13)

Compensation Actually Paid versus Non-GAAP Operating Income
$500,000,000
$450,000,000
$400,000,000
$350,000,000
$300,000,000
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$-
$(50,000,000)
$(100,000,000)
$(150,000,000)
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$-
Non-GAAP Operating Income
FY 2021
FY 2022
FY 2023
FY 2024
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Non-GAAP Operating Income

(13)
Non-GAAP operating income is defined as GAAP income (loss) from operations excluding stock-based compensation expense, amortization of acquired intangible assets (including purchased patents), acquisition-related expenses (credits), mark-to-market adjustments on deferred compensation liabilities, and legal reserve and settlement charges.

Page 50 |

Equity Compensation Plan Information
This table provides certain information with respect to all of our equity compensation plans as of January 31, 2024.
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (#) (a)	Weighted average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#) (c)
Equity compensation plans approved by stockholders (1)	12,965,551 (2)	$1.27 (3)	16,343,917 (4)(5)
Equity compensation plans NOT approved by stockholders	-	0.00	-
Total	12,965,551	$1.27	16,343,917

(1)
Includes our 2011 Plan and our 2019 Plan. Our 2011 Plan was terminated on June 10, 2019 in connection with our IPO. The amount in column (c) includes shares of Class A common stock issuable under our ESPP.

(2)
Includes 12,629,386 shares of Class A common stock subject to options, RSUs and PSUs outstanding as of January 31, 2024 that were issued under the 2011 Plan and the 2019 Plan. This amount does not include any shares of Class A common stock issuable under our ESPP.

(3)
RSUs and PSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(4)
As of January 31, 2024, an aggregate of 7,442,160 shares of Class A common stock were available for issuance under our 2019 Plan. The number of shares available for issuance under our 2019 Plan will also include an annual increase on the first day of each fiscal year, equal to the lesser of: two percent (2%) of the outstanding shares of our capital stock as of the last day of the immediately preceding fiscal year; or such other amount as our Board may determine.

(5)
As of January 31, 2024, an aggregate of 8,901,757 shares of Class A common stock were available for issuance under our ESPP. As of January 31, 2024, the number of shares available for issuance under our ESPP will also include an annual increase on the first day of each fiscal year, equal to the lesser of: one percent (1%) of the outstanding shares of our capital stock as of the last day of the immediately preceding fiscal year; or such other amount as our Board may determine.

| Page 51

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of April 18, 2024 for:
•
each person, or group of affiliated persons, who beneficially owned more than 5% of our Class A or Class B common stock;

•
each of our named executive officers;

•
each of our directors; and

•
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Class B common stock that they beneficially owned, subject to applicable community property laws. As of April 18, 2024, 230,669,510 shares of our Class A common stock and 12,508,096 shares of our Class B common stock were outstanding.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o CrowdStrike Holdings, Inc., 206 E. 9th Street, Suite 1400, Austin, Texas 78701.
	Beneficial Ownership (1)
Name of Beneficial Owner	Number of Class A Shares	Percent of Class A Shares	Number of Class B Shares	Percent of Class B Shares	Percent of Total Voting Power
Greater than 5% Stockholders:
Entities affiliated with Accel (2)	200,000	*	5,100,000	40.77%	14.39%
Blackrock, Inc. (3)	16,954,069	7.35%	—	—	4.77%
The Vanguard Group (4)	15,746,020	6.83%	—	—	4.43%
Named Executive Officers and Directors:
George Kurtz (5)	1,374,595	*	7,093,183	55.16%	20.12%
Michael Sentonas (6)	129,554	*	8,230	*	*
Burt W. Podbere (7)	133,023	*	186,070	1.49%	*
Shawn Henry	89,208	*	—	—	*
Roxanne S. Austin (8)	15,919	*	127,188	1.01%	*
Cary J. Davis (9)	18,418	*	—	—	*
Johanna Flower	80,883	*	—	—	*
Sameer K. Gandhi (10)	910,641	*	—	—	*
Denis J. O’Leary (11)	12,656	*	71,169	*	*
Laura J. Schumacher	6,041	*	—	—	*
Godfrey R. Sullivan (12)	78,887	*	40,000	*	*
Gerhard Watzinger (13)	53,990	*	120,000	*	*
All directors, director nominees and executive officers as a group (12 persons) (14)	2,903,815	1.26%	7,645,840	58.83%	22.00%

* Less than one percent
(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC unless otherwise indicated.

(2)
Consists of (i) 190,880 shares of Class A common stock and 3,388,119 shares of Class B common stock held of record by Accel Leaders Fund L.P. (“ALF”), (ii) 9,120 shares of Class A common stock and 161,881 shares of Class B common stock held of record by Accel Leaders Fund Investors 2016 L.L.C. (“ALFI16”), (iii) 1,313,779 shares of Class B common stock held of record by Accel Growth Fund II L.P. (“AGF2”), (iv) 95,171 shares of Class B common stock held of record by Accel Growth Fund II Strategic Partners L.P. (“AGF2SP”), and (v) 141,050 shares of Class B common stock held of

Page 52 |

record by Accel Growth Fund Investors 2013 L.L.C. (“AGFI13”). Accel Leaders Fund Associates L.L.C. (“ALFA”) is the General Partner of ALF and has sole voting and investment power. Accel Growth Fund II Associates L.L.C. (“AGF2A”) is the General Partner of AGF2 and AGF2SP and has sole voting and investment power. Andrew G. Braccia, Sameer K. Gandhi, a member of our board of directors, Ping Li, Ryan J. Sweeney, and Richard P. Wong are the Managing Members of ALFA, AGF2A, AGFl13 and ALFl16, and share such powers. The business address for each of these entities and individuals is c/o Accel, 500 University Avenue, Palo Alto, CA 94301.
(3)
Number of shares based solely on information reported on Schedule 13G filed with the SEC on January 26, 2024, reporting sole power to vote 15,535,839 shares, sole power to dispose of 16,954,069 shares, shared power to vote no shares and shared power to dispose of no shares as of December 31, 2023. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)
Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 13, 2023, reporting sole power to vote no shares, sole power to dispose of 15,240,745 shares, shared power to vote 165,221 shares, and shared power to dispose of 505,275 shares as of December 29, 2023. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Consists of (i) 237,326 shares of Class A common stock held of record by Mr. Kurtz, (ii) 1,332,281 shares of Class B common stock held of record by Mr. Kurtz, (iii) 1,002,269 shares of Class A common stock held by trusts with an independent trustee, over which Mr. Kurtz has shared voting and shared dispositive power, (iv) PSUs for 135,000 shares of Class A common stock, for which vesting conditions would be satisfied within 60 days of April 18, 2024, (v) 351,989 shares subject to options exercisable for Class B common stock within 60 days of April 18, 2024, of which 293,324 would be fully vested as of such date, (vi) 2,307,087 shares of Class B common stock held of record by the Kurtz 2009 Spendthrift Trust, for which Mr. Kurtz serves as trustee, (vii) 1,521,038 shares of Class B common stock held of record by the Allegra Kurtz Irrevocable Gift Trust, for which Mr. Kurtz serves as trustee, (viii) 1,480,788 shares of Class B common stock held of record by the Alexander Kurtz Irrevocable Gift Trust, for which Mr. Kurtz serves as trustee, and (ix) 100,000 shares of Class B common stock held of record by the Kurtz Family Dynasty Trust, for which Mr. Kurtz serves as investment advisor.

(6)
Consists of (i) 129,554 shares of Class A common stock held of record by Mr. Sentonas and (ii) 8,230 shares subject to options exercisable for shares of Class B common stock within 60 days of April 18, 2024.

(7)
Consists of (i) 18,673 shares of Class A common stock held of record by Mr. Podbere, (ii) PSUs for 28,750 shares of Class A common stock, for which vesting conditions would be satisfied within 60 days of April 18, 2024, (iii) 42,800 shares of Class A common stock held by The Doris Trust, (iv) 42,800 shares of Class A common stock held by The Buttonwillow Trust, (v) 34,936 shares of Class B common stock held of record by LaunchPod Ventures, LLC, for which Mr. Podbere serves as trustee, (vi) 33,487shares of Class B common stock held of record by The PericlesPod Trust, for which Mr. Podbere serves as trustee, (vii) 9,384 shares of Class B common stock held of record by The PersephonePod Trust, for which Mr. Podbere serves as trustee, (viii) 26,708 shares of Class B common stock held of record by The PlutoPod Trust, for which Mr. Podbere serves as trustee, (ix) 10,430 shares of Class B common stock held of record by The Callie Hodia Podbere Children’s Trust, for which Mr. Podbere serves as trustee, (x) 10,430 shares of Class B common stock held of record by The Indiana Hope Podbere Children’s Trust, for which Mr. Podbere serves as trustee, (xi) 19,113 shares of Class B common stock held of record by The LunaPod Trust, for which Mr. Podbere serves as trustee, (xii) 20,502 shares of Class B common stock held of record by The OvidPod Trust, for which Mr. Podbere serves as trustee, and (xiii) 21,080 shares of Class B common stock held of record by The PetraPod Trust, for which Mr. Podbere serves as trustee.

(8)
Consists of (i) 15,919 shares of Class A common stock held of record by Ms. Austin and (ii) 127,188 shares subject to options exercisable for shares of Class B common stock within 60 days of April 18, 2024.

(9)
Consists of (i) 7,274 shares of Class A common stock held of record by Mr. Davis, (ii) 9,199 shares of Class A common stock held of record by The 2011 Davis Family Trust, and (iii) 1,945 shares of Class A common stock held of record by The 2014 John McGinn GST Trust. The address for Mr. Davis is 450 Lexington Avenue, New York, New York 10017.

(10)
Consists of (i) 4,369 shares of Class A common stock held of record by Mr. Gandhi, (ii) 839,234 shares of Class A common stock held of record by Potomac Investments LP- FUND 1, (iii) 29,868 shares of Class A common stock held of record by The Potomac 2011 Irrevocable Trust, for which Mr. Gandhi serves as trustee, (iv) 29,038 shares of Class A common stock held of record by The Potomac Trust Dated 9/21/2011, and (v) 8,132 shares of Class A common stock held of record by The Potomac 2011 Nonexempt Trust u/a/d 10/31/2011, for which Mr. Gandhi serves as trustee.

(11)
Consists of (i) 4,226 shares of Class A common stock held of record by Mr. O’Leary, (ii) 8,430 shares of Class A common stock held of record by O’Leary Charitable Remainder Trust U/A DTD 12/08/20, (iii) 23,893 shares of Class B common stock held of record by Mr. O’Leary, (iv) 28,182 shares of Class B common stock held of record by O’Leary 2022 Charitable Remainder Trust DTD 3/15/22, and (v) 19,094 shares of Class B common stock held of record by Denis O’Leary 2022 GRAT DTD 3/15/22.

(12)
Consists of (i) 23,887 shares of Class A common stock held of record by Mr. Sullivan, (ii) 40,000 shares of Class B common stock held of record by Mr. Sullivan, and (iii) 55,000 shares of Class A common stock held of record by the Godfrey and Suzanne Sullivan Revocable Trust.

(13)
Consists of (i) 4,599 shares of Class A common stock held of record by Mr. Watzinger, (ii) 42,391 shares of Class A common stock held of record by Clavius Capital LLC, (iii) 59,500 shares of Class B common stock held of record by Clavius AP LLC, (iv) 60,500 shares of Class B common stock held of record by Clavius Capital LLC, for which Mr. Watzinger has sole voting and dispositive power, and (v) 7,000 shares of Class A common stock held of record by Mr. Watzinger’s spouse.

(14)
Consists of (i) 2,740,065 shares of Class A common stock beneficially owned by our executive officers and directors, (ii) 7,158,433 shares of Class B common stock beneficially owned by our executive officers and directors, (iii) PSUs for 163,750 shares of Class A common stock, for which vesting conditions would be satisfied within 60 days of April 18, 2024, and (iv) 487,407 shares subject to options exercisable for shares of Class B common stock within 60 days of April 18, 2024, of which 428,742 shares would be fully vested within 60 days of April 18, 2024.

| Page 53

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2024, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that one Form 4 report was filed late for Anurag Saha due to an administrative error.
Legal Proceedings
There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
Transactions with Related Parties and Indemnification
Policies and Procedures for Related Party Transactions
In 2019 we adopted the CrowdStrike Related Party Transaction Policy providing that our executive officers, directors, nominees for election as directors, persons known to us to be beneficial owners of more than 5% of any class of our voting securities and any member of the immediate family of any of the foregoing persons (each a “Related Person”), are not permitted to enter into a related-party transaction with us without the consent or ratification of our Board, Audit Committee, or a comparable body of the Board consisting solely of independent directors, subject to the exceptions described below. A “Related Person Transaction” means any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including indebtedness and guarantees of indebtedness and transactions involving employment and similar relationships) involving the Company in which a Related Person has or will have a direct or indirect material interest, as determined by the Audit Committee.
Subject to certain exceptions, the Chief Financial Officer or the Chief Legal Officer presents any new Related Person Transactions, and proposed transactions involving Related Persons, to the Audit Committee at its next occurring regular meeting. In approving or rejecting any such proposal, the Audit Committee considers the relevant facts and circumstances, including the commercial reasonableness of the transaction’s terms, its business purpose, whether the transaction will impair the independence of a non-employee director under Nasdaq and SEC standards, the materiality and character of the Related Person’s interest, and the Related Person’s actual or apparent conflict of interest. Certain transactions do not require approval, including certain employment arrangements of executive officers, director compensation, transactions involving the purchase or sale of products or services in the ordinary course of business not exceeding $120,000; transactions in which the Related Person’s interest derives solely from his or her service as a director of another corporation that is party to the transaction; transactions in which the Related Person’s interest derives solely from his or her ownership of less than 10% of the equity interest in another person, which is a party to the transaction; and, transactions where a Related Person’s interest arises solely from the ownership of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis.

Page 54 |

Certain Related Party Transactions
The following is a description of each transaction since February 1, 2023, in which:
•
we have been a participant;

•
the amount involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Amended and Restated Registration Rights Agreement
We are party to an amended and restated registration rights agreement, with certain holders of our capital stock, including entities affiliated with Accel, which in aggregate hold 5% or more of our Class B common stock, Denis J. O’Leary and an entity affiliated with Gerhard Watzinger, who are each directors, and entities affiliated with George Kurtz, who is a director and an executive officer and is affiliated with entities holding, together with himself individually, 5% or more of our capital stock, which provides, among other things, that such stockholders have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.
Falcon Fund
In July 2019, we agreed to commit up to $10.0 million to a newly formed entity, CrowdStrike Falcon Fund LLC (“Falcon Fund”), in exchange for 50% of the sharing percentage of any distribution by Falcon Fund. Additionally, entities associated with Accel, which in aggregate hold more than 5% of our Class B common stock, also agreed to commit up to $10.0 million to Falcon Fund and collectively own the remaining 50% of the sharing percentage of Falcon Fund. Falcon Fund is in the business of purchasing, selling, investing and trading in minority equity and convertible debt securities of privately held companies that develop applications that have potential for substantial contribution to CrowdStrike and its platform. Falcon Fund has a duration of 10 years which may be extended for three additional years. At dissolution, Falcon Fund will be liquidated, and the remaining assets will be distributed to the investors based on their sharing percentage. Since February 1, 2023, we have made no contributions to Falcon Fund.
Falcon Fund II
In December 2021, we agreed to commit up to $50.0 million to a newly formed entity, CrowdStrike Falcon Fund II LLC (“Falcon Fund II”), in exchange for 50% of the sharing percentage of any distribution by Falcon Fund. Additionally, entities associated with Accel, which in aggregate hold more than 5% of our Class B common stock, also agreed to commit up to $50.0 million to Falcon Fund II and collectively own the remaining 50% of the sharing percentage of Falcon Fund II. Falcon Fund II is in the business of purchasing, selling, investing and trading in minority equity and convertible debt securities of privately held companies that develop applications that have potential for substantial contribution to CrowdStrike and its platform. Falcon Fund II has a duration of 10 years which may be extended for three additional years. At dissolution, Falcon Fund II will be liquidated, and the remaining assets will be distributed to the investors based on their sharing percentage. Since February 1, 2023, we made contributions to Falcon Fund II totaling approximately $11.0 million.
Leased Aircraft
Mr. Kurtz beneficially owns aircraft through a limited liability company (the “LLC”). We lease the aircraft on a non-exclusive basis from the LLC for business related travel. We do not have any minimum use requirements with respect to the leased aircraft and each applicable lease may be terminated upon 30 days’ prior written notice. The Audit Committee reviewed and approved the lease terms based on a third-party appraisal and competitive analysis of comparable chartered aircraft rates. From February 1, 2023 to January 31, 2024, we paid an aggregate of $4,140,763 to the LLC for use of the leased aircraft.
Other than as described above, since February 1, 2023, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

| Page 55

Limitation of Liability and Indemnification Matters
Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:
•
any breach of the director’s duty of loyalty to us or to our stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•
any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
In addition to the indemnification required in our amended and restated certificate of incorporation, we have entered into and expect to continue to enter into agreements to indemnify each of our current directors, officers and some employees, that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. With specified exceptions, these agreements provide indemnification for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by, or in the right of, our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board. Our directors who are affiliated with venture capital firms also have certain rights of indemnification provided by their venture capital funds and the affiliates of those funds, together referred to as the Fund Indemnitors. We have agreed to reimburse the Fund Indemnitors for advancements they made to their affiliated directors for matters that such directors are entitled to indemnification from us. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as we may provide indemnification for liabilities arising under the Securities Act to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Page 56 |

Householding of Proxy Materials
To reduce costs and reduce the environmental impact of our Annual Meeting, we have adopted a procedure approved by the SEC known as “householding,” which is available to both registered stockholders and beneficial owners of shares held in “street name”. Householding allows multiple stockholders having the same last name and residing at the same address the convenience of receiving a single copy of our Notice of Internet Availability and other proxy materials addressed to those stockholders unless we have received contrary instructions from one or more of the stockholders. Stockholders participating in householding will continue to be able to access and receive separate proxy cards.
Registered Stockholders
If you are a registered stockholder and would like to enroll in this service or withdraw from this service, please contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095, or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, or our investor relations team at investors@crowdstrike.com. Your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

| Page 57

Questions and Answers about these Proxy Materials and Voting
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are participants in our benefit plans, with paper copies of the proxy materials instead of the Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 6, 2024.
What proxy materials are available on the Internet?
The 2024 Proxy Statement and 2024 Annual Report on Form 10-K are available at www.proxyvote.com.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be held entirely online via audio webcast. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/CRWD2024. Log in using the control number found on your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions on your Notice or voting instruction form from your broker or bank.
The webcast of the Annual Meeting will begin promptly at 8:15 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. You may begin to log in to the meeting platform at 8:00 a.m. Pacific Time, and you should allow reasonable time for log in procedures.
Who can vote at the Annual Meeting?
Holders of our Class A common stock and Class B common stock as of the close of business on April 22, 2024, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 230,669,916 shares of our Class A common stock outstanding and 12,508,096 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes. Each share of Class A common stock is entitled to one vote on each matter to be voted upon and each share of Class B common stock is entitled to 10 votes on each matter to be voted upon. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”
How do I vote?
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Stockholder of Record: Shares Registered in Your Name
If on April 22, 2024 your shares were registered directly in your name with CrowdStrike’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.virtualshareholdermeeting.com/CRWD2024. You will be asked to provide the control number from your Notice or proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

Page 58 |

If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:
•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 17, 2024 to be counted.

•
To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice or proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 17, 2024 to be counted.

•
To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice or voting instruction form containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 22, 2024 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.
We are holding the Annual Meeting online and providing Internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
What am I voting on and what is the Board’s voting recommendation?
Proposal		Board Recommendation
1.	Elect nominees Roxanne S. Austin, Sameer K. Gandhi and Gerhard Watzinger to the Board of Directors to hold office until the 2027 Annual Meeting of Stockholders.	FOR all nominees
2.	Ratify the selection of PricewaterhouseCoopers LLP as CrowdStrike’s independent registered public accounting firm for its fiscal year ending January 31, 2025.	FOR
3.	Approve, on an advisory basis, the compensation of our named executive officers.	FOR
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How many votes do I have?
Stockholders of Record: Shares Registered in Your Name
Each share of Class A common stock is entitled to one vote on each matter to be voted upon and each share of Class B common stock is entitled to 10 votes on each matter to be voted upon. Stockholders are not permitted to cumulate votes.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

| Page 59

What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the three nominees for director, “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2025 and “FOR” the approval of the compensation of our named executive officers. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•
You may submit another properly completed proxy card with a later date.

•
You may grant a subsequent proxy by telephone or through the Internet.

•
You may send a written notice that you are revoking your proxy to the attention of Chief Legal Officer — Proxy at CrowdStrike Holdings, Inc., 206 E. 9th Street, Suite 1400, Austin, Texas 78701.

•
You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for inclusion in our proxy statement for next year’s annual meeting?
Stockholders wishing to present proposals for inclusion in our proxy statement for the 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act, must submit their proposals so that they are received by us at our principal executive offices no later than January 6, 2025.
When are stockholder proposals and director nominations due for next year’s annual meeting?
With respect to proposals and nominations not to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, our Bylaws provide that your proposal must be submitted in writing between January 19, 2025 and February 18, 2025 to the attention of Chief Legal Officer — Proxy at CrowdStrike Holdings, Inc., 206 E. 9th Street, Suite 1400, Austin, Texas 78701 and comply with the requirements in our Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Exchange Act, provided, however, that if our 2025 Annual Meeting of Stockholders is held before May 19, 2025 or after August 27, 2025, then the proposal must be received by the Company no earlier than 120 days prior to such annual meeting and no later than the later of (i) 70 days prior to the date of such meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to the requirements contained in our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 19, 2025.

Page 60 |

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “FOR” and “WITHHOLD”; and, with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP and the advisory vote regarding the compensation of our named executive officers, votes “FOR”, “AGAINST”, and abstentions.
Abstentions: Our Bylaws provide that a stockholder action (other than the election of directors as described below) shall be decided by the vote of the holders of a majority of the total number of votes of the Company’s capital stock cast on the matter and that abstentions and broker non-votes are not treated as votes cast.
Broker Non-votes: A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Proposals 1 and 3 are considered non-routine matters and thus, if you do not instruct your broker how to vote for such proposal, your broker may not vote with respect to such proposal. Proposal 2 is considered a routine matter and accordingly, if you do not instruct your broker or other nominee on how to vote the shares in your account for such proposals, brokers will be permitted to exercise their discretionary authority to vote on that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all the proposals.
Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of shares present online during the meeting or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposal 1 or Proposal 3.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters.
How many votes are needed to approve each proposal?
•
Proposal No. 1: The election of the Class II directors requires a plurality of the votes of the shares of capital our stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Plurality means that the three nominees who receive the most “FOR” votes will be elected. You may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees or vote “FOR” all nominees except for those specific nominees from whom you “WITHHOLD” your vote.

•
Proposal No. 2: The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025, requires the affirmative “FOR” vote of a majority of the votes cast to be approved.

•
Proposal No. 3: The advisory vote regarding the compensation of our named executive officers, requires the affirmative “FOR” vote of a majority of the votes cast to be approved. Because this proposal is an advisory vote, the result will not be binding on our Board. Our Board and our Compensation Committee will consider the outcome of the vote when determining named executive officer compensation.

The following table summarizes the voting options, requirements, the effect of abstentions and the effect of broker non-votes for each proposal.
Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
1. Election of the Class II director nominees Roxanne S. Austin, Sameer K. Gandhi and Gerhard Watzinger	For or withhold on each nominee.	The three nominees who receive the most “FOR” votes will be elected.	N/A.	No effect. No broker discretion to vote.

| Page 61

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
2. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025	For, against, or abstain.	The affirmative “FOR” vote of a majority of the votes cast on the matter is required to ratify the selection of PricewaterhouseCoopers LLP.	No effect.	N/A. Brokers have discretion to vote.
3. Advisory vote to approve compensation of our named executive officers	For, against, or abstain.	The compensation of our named executive officers, to be approved on an advisory, non-binding basis, requires the affirmative “FOR” vote of a majority of the votes cast to be approved.	No effect.	No effect. No broker discretion to vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the total voting power of all outstanding shares of the Company generally entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy. Each share of Class A common stock is entitled to one vote on each matter to be voted upon and each share of Class B common stock is entitled to 10 votes on each matter to be voted upon. On the record date, there were 230,669,916 shares of Class A common stock outstanding and entitled to vote, representing 64.8% of total voting power, and 12,508,096 shares of Class B common stock outstanding and entitled to vote, representing 35.2% of total voting power.
Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote by telephone, online or at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting’s chairperson or holders of a majority in voting interest of the stockholders represented at the meeting (present in person or represented by proxy) may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.
Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

George Kurtz President, Chief Executive Officer and Director
May 6, 2024
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024 as filed with the Securities and Exchange Commission is available without charge upon written request to: Chief Legal Officer — Proxy, CrowdStrike Holdings, Inc., 206 E. 9th Street, Suite 1400, Austin, Texas 78701.

Page 62 |

APPENDIX A
Non-GAAP Financial Measures
This Proxy Statement contains information regarding financial measures that are not calculated in accordance with GAAP. We believe that these non-GAAP financial measures are appropriate to enhance an overall understanding of our fiscal 2024 performance in relation to the principal elements of CrowdStrike’s annual executive compensation program considered by the Compensation Committee, as described in the “Executive Compensation Discussion and Analysis” section of this Proxy Statement.
However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for certain-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures. Management encourages stockholders and others to review CrowdStrike’s financial information in its entirety and not rely on a single financial measure.
Non-GAAP Operating Income
We define non-GAAP operating income as GAAP income (loss) from operations excluding stock-based compensation expense, amortization of acquired intangible assets (including purchased patents), acquisition-related expenses (credits), mark-to-market adjustments on deferred compensation liabilities, and legal reserve and settlement charges. We believe non-GAAP operating income provides our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables unrelated to our overall operating performance.
Non-GAAP Net Income Attributable to CrowdStrike
We define non-GAAP net income attributable to CrowdStrike as GAAP net income (loss) attributable to CrowdStrike excluding stock-based compensation expense, amortization of acquired intangible assets (including purchased patents), acquisition-related expenses (credits), net, amortization of debt issuance costs and discount, mark-to-market adjustments on deferred compensation liabilities, legal reserve and settlement charges or benefits, acquisition-related provision (benefit) for income taxes, losses (gains) and other income from strategic investments, and losses (gains) on deferred compensation assets.
The following table presents a reconciliation of our non-GAAP net income attributable to CrowdStrike to our GAAP net income (loss) attributable to CrowdStrike (in thousands):
	Year Ended January 31,
	2024	2023
GAAP net income (loss) attributable to CrowdStrike	$89,327	$(183,245)
Stock based compensation expense	631,519	526,504
Amortization of acquired intangible assets	18,416	16,565
Acquisition-related expenses, net	4,382	2,664
Amortization of debt issuance costs and discount	2,186	2,187
Mark-to-market adjustments on deferred compensation liabilities	176	1
Legal serve and settlement charges	7,797	—
Provision (benefit) for income taxes (1)	(615)	4,658
Gains and other income from strategic investments attributable to CrowdStrike	(1,258)	(960)
Gains on deferred compensation assets	(176)	(1)
Non-GAAP net income attributable to CrowdStrike	$751,754	$368,373

(1)
CrowdStrike uses its GAAP provision for income taxes for the purpose of determining its non-GAAP income tax expense. The tax costs for intellectual property integration relating to acquisitions are included in the GAAP provision for income taxes. The income tax benefits related to stock-based compensation, amortization of acquired intangibles assets, including purchased patents, acquisition related expenses, amortization of debt issuance costs and discount, gains and other income from strategic investments attributable to CrowdStrike and legal reserve and settlement charges or benefits included in the GAAP provision for income taxes were not material for all periods presented.

| Page A-1

Non-GAAP EPS
We define non-GAAP EPS as non-GAAP net income attributable to CrowdStrike divided by the weighted-average number of shares outstanding, which includes the dilutive effect of potentially dilutive common stock equivalents outstanding during the period.
Free Cash Flow
We define free cash flow as net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software and website development costs, and purchases of deferred compensation investments. We monitor free cash flow as one measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allow us to better understand the cash needs of our business. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for any given period. In addition, other companies, including companies in our industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparison.
The following table presents a reconciliation of our free cash flow to our GAAP net cash provided by operating activities of the period presented (in thousands):
	Year Ended January 31,
	2024	2023
GAAP net cash provided by operating activities	$1,166,207	$941,007
Less: Purchases of property and equipment	(176,529)	(235,019)
Less: Capitalized internal-use software and website development costs	(49,457)	(29,095)
Less: Purchases of deferred compensation investments	(2,031)	(64)
Free cash flow	$938,190	$676,829
GAAP net cash provided by operating activities as a percentage of revenue	38%	42%
Purchases of property and equipment as a percentage of revenue	(6)%	(10)%
Capitalized internal-use software and website development costs as a percentage of revenue	(2)%	(1)%
Purchases of deferred compensation investments as a percentage of revenue	—%	—%
Free cash flow margin	31%	30%

Page A-2 |

CROWDSTRIKE HOLDINGS, INC. 206 E. 9th STREETSUITE 1400AUSTIN, TEXAS 78701 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CRWD2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch- tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V48808-P12232KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY CROWDSTRIKE HOLDINGS, INC.The Board of Directors recommends you vote FOR the following:1.To elect CrowdStrike's nominees Roxanne S. Austin, Sameer K. Gandhi and Gerhard Watzinger to the Board of Directors to hold office until the 2027 Annual Meeting of Stockholders. Nominees: 01)Roxanne S. Austin02)Sameer K. Gandhi03)Gerhard Watzinger ForWithholdFor AllTo withhold authority to vote for any individualAllAllExceptnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.!!! The Board of Directors recommends you vote FOR proposals 2 and 3:2.To ratify the selection of PricewaterhouseCoopers LLP as CrowdStrike's independent registered public accounting firm for its fiscal year ending January 31, 2025. 3.To approve, on an advisory basis, the compensation of CrowdStrike's named executive officers. For Against Abstain! ! !! ! ! NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.V48809-P12232CROWDSTRIKE HOLDINGS, INC.Annual Meeting of StockholdersJune 18, 2024 at 8:15 AM Pacific TimeThis proxy is solicited on behalf of the Board of DirectorsThe stockholder(s) hereby appoint(s) George Kurtz and Burt W. Podbere, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CROWDSTRIKE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:15 AM Pacific Time on June 18th, 2024 at www.virtualshareholdermeeting.com/CRWD2024, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side